Exhibit 10.24

LEASE

THIS LEASE is made and entered into as of                          , 2002 (“Execution Date”), by and between KRAUSZ ENTERPRISES, a California general partnership (“Landlord”), and CHICAGO PIZZA & BREWERY, INC., a California corporation dba “BJ’s Restaurant & Brewhouse/Brewery” (“Tenant”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1:  PREMISES.

1.1  Landlord hereby demises and lets unto Tenant, and Tenant hereby hires and takes from Landlord, on the terms hereinafter set forth, those certain premises commonly known as 11101 183rd Street, City of Cerritos, County of Los Angeles, State of California, being the cross-hatched area on Exhibit A (attached hereto and by this reference made a part hereof), containing approximately 11,400 square feet of leasable area, together with a Patio Seating Area (as defined in Section 15.10) (the “Premises”).  The Premises is part of a larger parcel, all as set forth in Exhibit A attached hereto and by this reference made a part hereof, and sometimes hereinafter referred to as “Shopping Center”.

1.2  Tenant shall accept the Premises subject to all easements, rights, restrictions, agreements and encumbrances of record (collectively called “Title Matters”).  So long as Tenant is not in default hereunder, Tenant shall have the quiet enjoyment of the Premises without let or hindrance on the part of Landlord, subject to (i) all of the provisions of this Lease, (ii) any mortgage or deed of trust to which this Lease is or shall become subordinate, and (iii) all Title Matters

1.3  The site plan of the Shopping Center is tentative notwithstanding Exhibit A, and Landlord reserves the right from time to time to make changes in the shape, size, location, number and extent of improvements, buildings, accommodations and areas, loading area, parking layout or other improvements, and to eliminate or add any improvements or building to any portion of the Shopping Center.  Landlord shall at all times have the right to determine in Landlord’s good faith business judgment the nature and extent of the Common Areas and shall have the right to construct buildings, or temporary or permanent improvements, to change the character of or make changes at any time in the size, shape, location, number and extent of the Common Area.  Tenant, its officers, employees, invitees and customers shall have the right, in common with Landlord, the other tenants and occupants of the Shopping Center, and all others legally entitled thereto, to use the Common Area as the same may be changed from time to time as provided in this Section 1.3, subject to the provisions of this Lease.

Notwithstanding the foregoing, in exercising its rights under this Section, except as may be due to force majeure, applicable legal requirements, and acts of governmental authorities, Landlord (a) shall not materially, adversely  interfere with the ingress to or egress from the Premises, and (b) shall otherwise use its best efforts not to materially, adversely interfere with Tenant’s use of the Premises for the Permitted Use, nor to otherwise materially, adversely affect Tenant’s business in the Premises.

1.4  Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or structures over all or any part of the Premises; and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises.  Landlord shall also have the right during the Lease Term to install, relocate, maintain and operate columns, shafts, ducts, pipes, conduits, facilities and structures comprising the air conditioning system and/or permitting the conveyance of utilities and mechanical systems in and through the space above the ceiling in the Premises. Landlord further reserves the right to use up to one percent (1%) of the leasable area of the Premises as Landlord may designate at any time to accommodate items serving other portions of the Shopping Center or resulting from the remodeling or expansion of any portion of the Shopping Center, including without limitation columns, shafts, ducts, pipes, and conduits provided such item is located adjacent to an interior wall other than the storefront or otherwise in a location which does not unreasonably reduce or diminish Tenant’s rights under this Lease.

Notwithstanding the foregoing, in exercising its rights under this Section, except as may be due to force majeure, applicable legal requirements, and acts of governmental authorities, Landlord (a) shall not materially, adversely  interfere with the ingress to or egress from the Premises, and (b) shall otherwise use its best efforts not to materially, adversely interfere with Tenant’s use of the Premises for the Permitted Use, nor to otherwise materially, adversely affect Tenant’s business in the Premises.

1.5  If Landlord does not deliver possession of the Premises to Tenant for any reason, Landlord shall not be subject to any liability therefor. Such failure of delivery shall not affect the validity of this Lease or the obligations of Tenant hereunder, or extend the Expiration Date.  If Landlord does not deliver possession of the Premises to Tenant by the date which is two hundred seventy (270) days after the Execution Date for any reason (the “Outside Delivery Date”), except in the case of the Existing Tenancy Termination, which shall be governed by Section 1.7 below, Landlord may at any time terminate this Lease without liability by delivering written notice to Tenant.  In all events, if Landlord does not deliver possession of the Premises to Tenant for any reason within twelve (12) months after the Execution Date, then this Lease shall terminate and neither party shall have any further liability to the other. In the event Landlord terminates this Lease pursuant to this Section 1.5 after it has given the Plan Submittal Notice to Tenant under Section 2.1 below, and provided Tenant is not then in default under this Lease, after the giving of notice and expiration of any applicable cure period, then Landlord will reimburse Tenant, within thirty (30) days after presentation of written demand therefor from Tenant (which demand is accompanied by reasonable evidence, including but not limited to paid invoices, of the sum demanded), for Tenant’s reasonable, actual out-of-pocket costs and expenses payable to third parties in connection with the preparation of the Site Plans and Exterior Elevations referred to in Paragraph 2b of Exhibit C prior to the date of termination.

1.6  By taking possession of the Premises Tenant will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Premises, Building or Common Areas of the Shopping Center, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises, Building or Common Areas of the Shopping Center, except as may be specifically provided in this Lease.

1.7  Tenant acknowledges that, as of the Execution Date, the Premises is leased and occupied.  Landlord’s obligations under this Lease are expressly conditioned upon Landlord’s ability to enter into an agreement sufficient to cause the termination of the existing leasehold and to cause all tenants and occupants thereunder to vacate the Premises (collectively, the “Existing Tenancy Termination”) in order to permit the delivery of the Premises to Tenant as set forth in this Lease.

Landlord shall not be in breach or default under this Lease is it fails or is unable to cause the Existing Tenancy Termination to occur. As an inducement to Landlord to attempt to arrange for the Existing Tenancy Termination, Tenant agrees to pay to Landlord the non-refundable sum of Fifty Thousand and No/100 Dollars ($50,000.00)(the “Early Delivery Payment”) if Landlord is able to (i) cause the Existing Tenancy Termination to occur, and (ii) deliver the Premises to Tenant on or before midnight on the date which is forty five (45) days after the last party has executed and delivered this Lease (the “Target Delivery Date”).  If the foregoing conditions are satisfied, Tenant shall pay the Early Delivery Payment to Landlord within five (5) business days after the Premises has been delivered to Tenant.  If Landlord fails or is unable, for any reason whatsoever, to cause the foregoing conditions to be satisfied by the Outside Delivery Date (which date shall be subject to extension on a day-for-day basis for force majeure), then either party shall have the right to cancel this Lease by written notice given to the other at any time thereafter and prior to the occurrence of the Existing Tenancy Termination, and in the event of such cancellation, each party shall be relieved of all obligations and liabilities under this Lease. Landlord shall not be liable for, and Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of and waives all claims against Landlord for, loss or damage of any kind or nature relating to Landlord’s failure or inability to terminate the existing leasehold and/or cause any such existing tenant or occupant to vacate the Premises. Notwithstanding the foregoing, however, that Tenant shall not have the right to terminate if the either of the foregoing conditions are not satisfied due to the failure of Tenant to timely perform work, submit or respond to plans, or take any other action that Tenant is required to take as and when specified in this Lease.

ARTICLE 2:  TENANT IMPROVEMENTS.

2.1 Tenant agrees to lease the Premises from Landlord in an “AS-IS, WHERE-IS” condition with any then existing improvements in place.  By the earlier of (a) ten (10) days after delivery of possession of the Premises to Tenant, and (b) ten (10) days after Landlord notifies Tenant in writing (the “Plan Submittal Notice”) that it has entered into an agreement providing for the Existing Tenancy Termination, which notice shall state the estimated, non-binding, date that Landlord anticipates delivering possession of the Premises to Tenant (the earlier of (a) and (b) being referred to herein as the “Plan Submittal Date”), Tenant shall submit to Landlord, for its approval, complete architectural plans, drawings and specifications, finishes and materials, engineering working drawings and a construction schedule (“Plans”) showing all work to be performed by or on behalf of Tenant to prepare the Premises for the Permitted Use (“Tenant’s Work”), and submit the same for Landlord’s approval. The Plans shall be prepared by a reputable, licensed and qualified architect or engineer. If Landlord disapproves of the proposed Plans, it shall state the reasons for such disapproval in writing, and within ten (10) days thereafter Tenant shall cause its architect or engineer to revise the Plans to address the concerns raised by Landlord and resubmit the same to Landlord for its approval or disapproval in accordance with the procedure set forth above, and revision and resubmittal of the Plans shall continue until the same have been approved by Landlord in all respects.

2.2  Tenant’s Work shall be done in a good and workmanlike manner, and shall be in compliance with all governmental rules, orders, licenses, zoning and building requirements and insurance applicable thereto, and all provisions of this Lease applicable to construction of Improvements, and pursued with diligence in accordance with the Plans as approved by Landlord. Tenant shall cause Tenant’s Work to be constructed and installed by a qualified, reputable, licensed and insured general contractor bonded by a corporate surety or of financial strength capable of performing the work without a bond, as selected by Tenant and approved in advance by Landlord, such approval not to be unreasonably withheld, and the cost thereof shall be paid by Tenant, including the cost of design, planning, approvals, insurance and permits.  Upon completion of construction of the Premises, Tenant shall obtain and deliver to Landlord an original Certificate of Occupancy or its equivalent and a certificate of Tenant’s architect certifying to the completion of Tenant’s Work in accordance with the Plans previously approved by Landlord. The Commencement Date as set forth in Section 3.1 hereof shall not be affected if the failure of Tenant to complete “Tenant’s Work” shall prevent Tenant from obtaining a temporary or permanent Certificate of Occupancy.

2.3  As part of Tenant’s Work, Tenant shall, at its sole cost and expense, furnish and install all trade fixtures, furnishings, signs, equipment, and other tangible personal property necessary for the Permitted Use. All of the foregoing must be new when installed in, or attached to, the Premises.

2.4   Tenant shall commence and diligently proceed with Tenant’s Work so as to complete the work contemplated thereby and open for business in the Premises on or before the Rent Commencement Date.  Tenant’s failure to complete such work and open for business by the Rent Commencement Date for any reason whatsoever shall not affect the Rent Commencement Date, and Landlord shall have all of its remedies under this Lease or at law or in equity for such failure.

ARTICLE 3:  LEASE TERM.

3.1  The term of this Lease (the “Lease Term”) shall be for a period of approximately twenty (20) years commencing upon the date Landlord tenders possession of the Premises to Tenant or Tenant’s agent (the “Commencement Date”), and ending on the twentieth (20th) anniversary of the last day of the first full month following the Commencement Date (“Expiration Date”).  Within thirty (30) days following the last to occur of (a) the Execution Date, (b) the Commencement Date, and (c) the Rent Commencement Date, Landlord and Tenant will execute a letter agreement that will set forth and serve to ratify the actual occurrence of each date referenced in this Section.  In the event this Lease provides for an express option to extend the Lease Term for one or more periods, “Lease Term” shall be deemed to include any such period(s) as to which such option has been properly exercised, and the “Expiration Date” shall be deemed to be the last day of the last such period as to which such option has been properly exercised.

3.2  Provided Tenant has not at any time been in default under any of the terms, covenants or conditions of this Lease through and including the commencement date of the applicable Extended Term as hereinafter set forth, Tenant shall have the option to extend the Lease Term for two (2) successive periods of five (5) years each, followed by a third period of four (4) years, six (6) months (the “Extended Term [s]”), i.e. from the first day following the Expiration Date and continuing until the last day of the sixtieth (60th) month thereafter (the “First Extended Term”); from the first day following the end of the First Extended Term until the last day of the sixtieth (60th) month thereafter (the “Second Extended Term”); and from the first day following the end of the Second Extended Term until the last day of the fifty fourth (54th) month thereafter (the “Third Extended Term”). The option to extend as to the any Extended Term shall be exercisable by written notice given to Landlord no later than twelve (12) months nor earlier than eighteen (18) months prior to the expiration of the initial Lease Term or the end of the previous Extended Term, as the case may be.  Tenant may not exercise the option to extend as to any Extended Term unless it has already exercised said option as to all prior Extended Terms.  Tenant shall have no right to extend or renew this Lease other than for the aforesaid three (3) Extended Terms.  Time is of the essence with respect to any exercise of such option by Tenant.  If Tenant fails to exercise the foregoing option when required for any Extended Term, such option shall thereafter be of no force or effect. If the option to extend described in this Section is exercised as to any Extended Term, then all of the covenants and agreements contained in this Lease shall apply during the

Extended Term, except that Minimum Rent during the Extended Term shall be as set forth in Section 3.3.  The option set forth in this Section 3.2 is personal to Chicago Pizza & Brewery, Inc., a California corporation (“Original Tenant”), and may be exercised only so long as (i) the Original Tenant (or its affiliate) occupies the Premises without assigning this Lease or subletting the Premises or any part thereof, or (ii) a national or regional chain restaurant operator who purchases all or substantially all of Tenant’s other restaurant locations in Southern California under the same trade name as the Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the foregoing.  Said option is not assignable separate and apart from this Lease, nor may the same be separated from this Lease in any manner, either by reservation or otherwise.

3.3  Minimum Rent for each year of any Extended Term(s) shall be an amount equal to: (a) the annual Minimum Rent payable immediately prior to the Expiration Date pursuant to Section 4.3, increased by (b) of five percent (5%) per annum, cumulative and compounded, for each year from and after the Expiration Date, inclusive of the first year of the first Extended Term.

ARTICLE 4:  RENT.

4.1  From and after the earlier to occur of (A) one hundred twenty (120) days after the later of (i) delivery of the Premises to Tenant, or (ii) Tenant’s receipt of a building permit and any other governmental approval necessary for the construction of Tenant’s Work, and (B) the date Tenant first opens for business in the Premises (the “Rent Commencement Date”), Tenant agrees to pay the following to Landlord, as “Minimum Rent”, in lawful money of the United States of America, in advance, on the first day of each and every calendar month from and after the Rent Commencement Date: Twenty Thousand Nine Hundred and no/100 Dollars ($20,900.00) per month, beginning with the Rent Commencement Date and continuing  for the remainder of the Lease Term, subject to adjustment in accordance with Section 4.3. Notwithstanding the foregoing, prepaid Minimum Rent in the amount of Twenty Thousand Nine Hundred and no/100 Dollars ($20,900.00) shall be paid to Landlord on or before the Execution Date.  Subparagraph (ii) hereinabove is conditioned upon Tenant’s preparation, submittal and processing of all plans and permit applications for Tenant’s Work in a diligent and timely manner and in accordance with all provisions of this Lease, including but not limited to Exhibit C, and the requirements of any governmental authority, and the Rent Commencement Date shall be adjusted accordingly for any failure of Tenant to do so.

4.2  If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Minimum Rent shall be paid by Tenant to Landlord for the fractional month on a per diem basis, calculated on the basis of a thirty (30) day month.

4.3  Minimum Rent shall be adjusted effective as of the sixth (6th) anniversary of the Rent Commencement Date (the “First Adjustment Date”) and each anniversary thereafter (“Adjustment Dates”) during the Lease Term to reflect the increases (if any) in the Consumer Price Index (as such term is defined in subsection B below). For purposes of the First Adjustment Date, the Rent Commencement Date shall be the Base Date; for all subsequent Adjustment Dates, the fifth (5th) anniversary of the Rent Commencement Date shall be the “Base Date”.  In either case, the Consumer Price Index in publication two (2) months before the Base Date shall be the “Base Index”.

        A.            The Consumer Price Index in publication two (2) months before each Adjustment Date shall be the “Comparison Index”.  As of each Adjustment Date, the Minimum Rent payable during the ensuing twelve month period shall be determined by increasing the initial Minimum Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index.  If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Minimum Rent for the ensuing twelve (12) month period shall remain the amount of Minimum Rent payable during the preceding twelve (12) month period.  When the Minimum Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Minimum Rent and the manner in which it was computed.

        B.            The term “Consumer Price Index” as used in this lease shall mean the United States Department of Labor, Bureau of Labor Statistics, Revised Consumer Price Index for All Urban Consumers, for Los Angeles-Riverside-Orange County, CA, Subgroup “All Items” (1982-84 = 100),  In the event that the basis upon which said Consumer Price Index is calculated should be changed from the basis upon which it is presently calculated, then said Consumer Price Index shall be adjusted by Landlord or a new index substituted by Landlord, to reflect the purchasing power of the United States dollar in such manner that the result shall be equivalent to said Consumer Price Index as presently constituted.

        C.            Notwithstanding the foregoing, the Minimum Rent resulting from any one of the foregoing adjustments shall not exceed the Minimum Rent which would result from an increase in the initial Minimum Rent of two percent (2%) per annum, cumulative and compounded, from the Base Date through the Adjustment Date in question.

4.4  All rent shall be paid without notice, demand, offset, abatement or counterclaim except as otherwise expressly set forth in this Lease, to Landlord: Krausz Enterprises, P.O. Box 2844, South San Francisco, CA  94083-2844, or to such other person or place as Landlord may from time to time designate in writing.

4.5  It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield, net to Landlord, the rent specified herein during the entire Lease Term, and except as specifically provided herein, that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, and Tenant’s pro rata share of the Common Area Expenses, Real Estate Taxes and Landlord’s insurance costs, shall be paid by Tenant as hereinafter set forth.  The term “rent” shall mean all sums payable under this Lease by Tenant, and “additional rent” shall mean all rent other than Minimum Rent.

4.7   In addition to Minimum Rent, Tenant shall pay “Percentage Rent” for each partial or full calendar year of the Lease Term equal to six percent (6%) of Gross Sales in excess of the Breakpoint. “Breakpoint” for any specific period means the amount obtained by dividing the Minimum Rent payable during such period by the percentage set forth in this Section.

A.    Percentage Rent shall be computed with respect to each calendar quarter and shall be payable on or before the thirtieth (30th) day of the calendar month immediately following the close of each quarter.  The payments of Percentage Rent for a calendar quarter shall be calculated based on Gross Sales for such period.  If the Rent Commencement Date does not fall on the first day of a calendar quarter, and if the first partial calendar quarter is within the same calendar year as the first full calendar quarter, Gross Sales made during such first partial quarter shall be added to the Gross Sales made during the first full quarter.

B. The total Percentage Rent due and payable for a calendar year shall be computed based on Tenant’s annual statement of Gross Sales for that calendar year and if Tenant paid an amount greater than the actual Percentage Rent payable (provided Tenant is not then in default of its obligations under this Lease) the amount of such overpayment shall be credited against Tenant’s next required payment of Percentage Rent; if Tenant paid an amount less than the required Percentage Rent, then Tenant shall pay such difference to Landlord together with Tenant’s annual statement of Gross Sales for said calendar year.

C.  Tenant agrees to furnish to Landlord a statement of Gross Sales within thirty (30) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Gross Sales, within thirty (30) days after the close of each calendar year during the Lease Term and any partial calendar year at the end of the Lease Term.  Such statements shall itemize all elements of Gross Sales and Gross Sales Adjustments, and shall be certified as true and correct by a responsible officer of Tenant.  The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not bind Landlord as to the correctness of such statement or payment.  Upon request, Tenant agrees to furnish to Landlord a copy of Tenant’s and its subtenant’s, licensee’s and concessionaire’s state and local sales and use tax returns, if required in the State of California.  If Tenant’s sales are reported on any State or local sales tax return or any other similar form of return, and sales as so reported on any of said returns shall exceed the Gross Sales as reported to Landlord, then the Gross Sales shall be taken at the highest figure so reported, less all permitted exclusions hereunder.  Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions using a cash register or computer system that cumulatively numbers and records all receipts.  Tenant and its subtenants, licensees and concessionaires, shall keep (i) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied, including, without limitation, a sales journal, general ledger and all bank account statements showing deposits of Gross Sales revenue, (ii) all cash register detail tapes with regard to all transactions of Gross Sales, and (iii) detailed original records of all Gross Sales Adjustments.  Such books, receipts and records pertaining to a calendar year shall be kept by Tenant, and its subtenants, licensees and concessionaires, for a period of three (3) years after the close of such calendar year and shall be available for inspection, audit, and photocopying by Landlord and Landlord’s representatives at the Premises or Tenant’s principal place of business at all times during regular business hours.  Any corrections or adjustments to Gross Sales previously reported by Tenant which will result in a refund to Tenant must be reported to Landlord within the ninety (90) day period following the end of the calendar year in which such Gross Sales were made.  If any governmental authority shall increase the sales reported by Tenant on any such tax return, after audit for any calendar year for which such sales have been reported, then Tenant shall notify Landlord promptly of such increase and pay any additional Percentage Rent due at that time.  If it shall be determined as a result of an audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due and payable with interest at the Interest Rate from the date when said payment was due.  In addition, if Tenant understates Gross Sales by more than three percent (3%), or if any audit shows that Tenant has failed to maintain the books of account and records as required or if Tenant fails to appear for and/or cooperate with Landlord’s audit representative and, as a result, Landlord is unable to verify the accuracy of Tenant’s statement, then Tenant shall pay to Landlord all reasonable costs and expenses (including, without limitation, attorneys fees) incurred by Landlord in conducting such audit and collecting any underpayment.  If such audit shall disclose any fraud or intentional misrepresentation by Tenant, then, in addition to all other rights and remedies hereunder, Landlord may elect to terminate this Lease with no further obligations thereafter accruing from Landlord to Tenant.

D.  If during the Lease Term, within a radius of five (5) miles from the perimeter of the Shopping Center, Tenant or any entity controlled by, controlling or under common control with Tenant, directly or indirectly, operates or owns a business under Tenant’s Trade Name or otherwise directly or indirectly operates or owns any similar type of business not so operated or owned on the date Landlord executed this Lease, then while Tenant or such entity is directly or indirectly owning or operating said other business, Tenant shall include the Gross Sales of such other business in the Gross Sales made from the Premises for the purpose of computing the Percentage Rent due hereunder.  Tenant will provide Landlord with a statement of Tenant’s Gross Sales, in accordance with the provisions of this Section, for each such business location directly or indirectly owned or operated by Tenant or such entity within the radius.

E.  Intentionally deleted.

F.  If at any time subsequent to the Rent Commencement Date, Tenant does not operate its business in the Premises pursuant to Sections 15.1 and 15.2, then, in addition to any and all other remedies afforded to Landlord by reason of default, the Breakpoint shall be reduced by 1/360th for each day or portion thereof that Tenant does not so operate its business in the Premises. If any reporting period shall be less than twelve (12) months, the Breakpoint for such reporting period shall be proportionately adjusted.  Whenever Minimum Rent is reduced or increased, the applicable Breakpoint shall be proportionately reduced or increased, as the case may be.

G.  “Gross Sales” means the gross selling price of all merchandise and/or services sold in, at or from any part of the Premises or through the use of the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel or by approved vending or gaming machines, or through telephone, electronic mail, Internet, or other electronic means, or catalogue orders taken at or filled from the Premises, adjusted to exclude Gross Sales Adjustments.  Gross Sales shall not include any government imposed taxes upon the sale of merchandise or services which are collected separately from the selling price and paid directly to the taxing authority.  All sales originating at the Premises shall be considered Gross Sales, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling and/or delivery of the merchandise may be made from a place other than the Premises.  Each sale upon installments or credit shall be treated as a sale for the full sale price at the time of sale. “Gross Sales Adjustments” means the following items but only to the extent previously reported as Gross Sales: the selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts made thereon; sums and credits received in the settlement of claims for loss or damage to merchandise; the price allowed on merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof; alteration workroom charges and delivery charges at Tenant’s cost and collected separately from the selling price; receipts from vending machines installed solely for Tenant’s employees; and sales of fixtures, equipment or property which are not stock in trade. “Gross Sales” shall not include  transfers of food, drinks or merchandise by Tenant from the Premises to another place of business operated by Tenant (where such transfers are made solely for the convenient operation of Tenant’s business and not for the purpose of consummating a sale which has theretofore been made in, on or from the Premises or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in, on or from the Premises);

ARTICLE 5:  REAL ESTATE TAXES

5.1  Tenant shall pay to Landlord, as additional rental, “Tenant’s Share” of the “Real Estate Taxes” upon the Premises, the Shopping Center land, and the Common Area improvements for each tax period included within the Lease Term commencing with the Rent Commencement Date. For purposes of this Article, “Tenant’s Share” of the Real Estate Taxes for any tax year shall be the sum of the following:

        (a) five and 67/100 percent (5.67%) of the total assessments on the Shopping Center land; plus

        (b) five and 67/100 percent (5.67%) of the total assessments on the Common Area improvements; plus

        (c) one hundred percent (100%) of the total assessments on the building of which the Premises is a part (the “Building”), if the Building is separately assessed; if the Building is not separately assessed, then the percentage shall be calculated on the basis that Tenant’s 11,400  square feet of leasable area relates to the leasable area in square feet of all premises in the Shopping Center jointly assessed with the Premises.  The assessments on the building(s) jointly assessed shall be deemed to be uniformly assessed on a square foot floor area basis and, at Landlord’s election, an appropriate adjustment shall be made with respect to any jointly assessed buildings which do not have a construction reasonably similar to that of the Premises. The assessment on the land and on the Common Area improvements shall be deemed to be uniformly assessed.  If the number of square feet of any building shall change during any tax year, the condition existing upon the day as of which Real Estate Taxes are assessed for said tax year shall control.  If, upon the assessment day for real estate taxes for any tax year fully or partly included within the Lease Term, at Landlord’s election a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of the parties. Real Estate Taxes for the tax years during which the Lease Term commences and terminates shall be prorated.  The term “Real Estate Taxes” used herein shall mean all taxes, assessments (special or otherwise), water, trash, sewer or other utility fees, fees related to environmental laws and regulations, and any other governmental levies, fees or charges of any kind, nature or sort whatsoever, ordinary and extraordinary, foreseen or unforeseen, and substitutes therefor related in any manner to the Shopping Center or any part thereof, fixtures, equipment and other property used in connection therewith, whether real or personal, rents or other amounts receivable therefrom, sales therefrom, any use thereof, any facility located therein or used in conjunction therewith, or to the business or activity of owning, leasing, managing or operating a shopping center, however same shall be labeled and whether the same be measured by way of rents, sales, use, usage, square footage, traffic counts, car counts, parking usage, value or cost of land or improvements, sale or transfer price or measured in any other way and all expenses incurred in seeking reduction by the taxing authorities of the taxes and assessments described above.  Real Estate Taxes shall not include Landlord’s net income or franchise taxes or any inheritance, estate, succession, gift, corporation or profit tax or capital levy. Real Estate Taxes shall also not include any Internal Revenue Service lien or obligation on account of any prior tenant or occupant of the Premises, nor any interest, penalties, fees, charges or assessments incurred solely as a result of Landlord’s failing to comply with any Environmental Regulations.

5.2  Landlord shall bill Tenant for any amount that may be payable by Tenant pursuant to the provisions of this Article.  Said bill shall be accompanied by a computation of the amount payable.  The amount payable by Tenant hereunder for any tax period shall be payable at least thirty (30) days before such Real Estate Taxes become delinquent, but if Tenant shall not have received such a bill from Landlord at least fifteen (15) business days prior to said time for payment, Tenant shall not be required to make payment until fifteen (15) business days after the receipt of said bill.  If Real Estate Taxes are payable to different taxing authorities for any tax year at different times, an appropriate apportionment shall be made of the amount payable by Tenant for said tax year, and the apportioned amount shall be payable at such times.  Landlord at its option may require Tenant to pay monthly an amount of such taxes into an impound account; in such event, Tenant’s payments shall be due on a monthly basis together with the Minimum Rent.

5.3  Should Tenant assign this Lease or sublease in accordance with Article 16 hereof, and if such assignment or sublease results in an increased assessment of the Premises, Tenant and its assignee shall be responsible for any increase in Real Estate Taxes resulting therefrom.

5.4  In addition to Real Estate Taxes, Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon Tenant’s business operation as well as upon Tenant’s merchandise, signs, trade fixtures and other personal property.  In the event such items of Tenant’s property are assessed with property of Landlord, Landlord shall allocate such assessment between Landlord and Tenant so that Tenant shall pay only Tenant’s equitable portion.

ARTICLE 6.  INSURANCE

6.1  During the Lease Term, Landlord shall, subject to reimbursement by Tenant as set forth below, maintain or cause to be maintained the following:

        a.  Insurance providing protection against any peril generally included in the classification “Special Form” in the geographic area in which the Shopping Center is located (including, coverage against sprinkler damage, vandalism, malicious mischief, and, at Landlord’s election, earthquake and/or flood), covering the Building, exclusive of any item that Tenant or another occupant is required to insure, in an amount that is eighty percent (80%) of the Building’s full replacement cost (exclusive of the cost of excavations, foundations and footings) or such greater amount as Landlord in its discretion may elect to carry. Such insurance shall be issued in the names of Landlord and its mortgagee, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.  If Landlord elects not to obtain flood and/or earthquake insurance, Landlord shall have no liability to Tenant and the provisions of this Lease shall be unchanged. Replacement cost shall be determined from time to time by Landlord after consulting an appraiser, engineer, architect or contractor selected by Landlord. Tenant shall prior to making any Improvement which may require increasing the amounts of any coverage provide reasonable prior written notice of same to Landlord, with such particularity as will enable Landlord to obtain any necessary additional coverage.

        b.   A comprehensive coverage policy of public liability insurance against claims and liability for personal injury, death or property damage occurring on, in or about the Shopping Center with aggregate limits of liability not less than One Million and no/100 Dollars ($1,000,000.00) in respect to any one occurrence in respect of bodily injury or death of any one person and destruction or damage to property.

        c.  At the election of Landlord, a rental interruption insurance policy in an amount equal to not more than the annual rent payable by Tenant hereunder, including Minimum Rent and any additional rent.

        d.  Such other insurance, in such amounts and against such other risks, as Landlord may reasonably require from time to time to provide the protection customarily provided premises of the character of the Premises.

6.2  During the Lease Term, Tenant will keep in force the following:

        a.             Commercial general liability and property damage insurance with broad form contractual liability coverage and with coverage limits of not less than Two Million and no/100 Dollars ($2,000,000) combined single limit, per occurrence, insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises and any and all liability of the insureds with respect to the Premises or arising out of the Tenant’s maintenance, use or occupancy of the Premises and all areas appurtenant thereto, specifically including liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant, if the sale of alcoholic beverages is permitted in the Premises, and specifically including product liability insurance.  Such policy shall insure Tenant’s performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder.

        b.             Property insurance covering any peril generally included in the classification “Special Form” covering all Tenant’s Work, Improvements, and all of Tenant’s personal property, trade fixtures, equipment, merchandise, furnishings and signs in, on, or about the Premises (whether installed by Tenant or a prior tenant), in an amount not less than their full replacement cost.  Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under the provisions of Article 12.

        c.             Business interruption insurance covering Tenant’s business operated in the Premises with limits of liability representing at least approximately six (6) months of income.

        d.             Business auto liability covering owned non-owned and hired vehicles with a limit of not less than One Million and no/100 Dollars ($1,000,000.00) per accident.

        e.             Employer’s liability with limits of $1,000,000 each accident, $1,000,000 disease policy limited, One Million and no/100 Dollars ($1,000,000.00)  - each employee.

        f.              Insurance covering the full replacement cost of all plate glass on the Premises; Tenant may self-insure such risk upon prior approval of Landlord.

        g.             Boiler and machinery insurance on equipment (or any part thereof) exclusively serving the Premises.

        h.             During any period of construction or alterations by Tenant (including Tenant’s Work and any Improvements), the insurance coverage set forth in Exhibit C.

6.3   All policies of insurance provided for in Section 6.2 shall be issued by responsible insurance companies licensed to do business in California that have a general policyholder’s rating of not less than “A-XI” as rated in the most current available “Best’s” Insurance Reports or equivalent. All policies of insurance provided for herein (with the exception of workers’ compensation insurance) shall name Landlord, Landlord’s property manager, all mortgagees and such other individuals or entities as Landlord may from time to time designate, as “additional insureds” using ISO Bureau Form CG2011196 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; and shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG2504397 (or a successor form) or such other endorsement form reasonably acceptable to Landlord. Certificates of all insurance required of Tenant hereunder shall be delivered to Landlord at least ten (10) days prior to the Commencement Date.

6.4  All certificates of insurance delivered to Landlord shall be endorsed to give Landlord and its mortgagee thirty (30) days’ advance written notice of any cancellation, lapse, reduction or other adverse change respecting such insurance.  All of Tenant’s insurance policies shall be written as primary policies, not contributory with or secondary to coverage that Landlord may carry. The deductibles for all insurance required to be maintained by Tenant hereunder shall be reasonably satisfactory to Landlord.  If Landlord or any of the other additional insureds carries insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of Tenant’s insurance company’s liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Tenant shall, prior to the Commencement Date and from time to time during the Lease Term at Landlord’s request, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord’s reasonable judgment, attaching thereto copies of all endorsements required to be provided by Tenant under this Lease. If Tenant fails to maintain any policy or policies of insurance set forth herein, then Landlord, in addition to its other rights and remedies, may (but shall not be obligated to) obtain the applicable insurance for Tenant’s account and at Tenant’s expense. Landlord, at any time, and from time to time, may require the insurance limits set forth herein to be increased to reflect the then-prevailing standards in the industry as to businesses of the type being operated at the time in the Premises.

6.5  Tenant shall pay Landlord, as additional rent, within ten (10) days of Tenant’s receipt of a written statement from Landlord from time to time, Tenant’s Share of the cost of all such insurance as Landlord is required to or elects to maintain under the provisions of this Lease, including any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Shopping Center,  together with any self-insurance retention for the risks to be insured or which may be insured pursuant to Section 6.1.  For purposes of this Article, “Tenant’s Share” shall be established by the ratio between the leasable area of the Premises and the total leasable area of the building(s) covered by the insurance bill. Tenant acknowledges that it will pay for its share of the cost of the insurance covering the Common Area as part of the Common Area Expenses as provided in Article 10 hereof.

6.6  All insurance provided by Landlord as required by this Article 6 shall be carried in responsible companies licensed in California.  In lieu of obtaining such insurance, Landlord reserves the right to self-insure for any such risk.

6.7  Tenant shall timely pay all premiums and charges for all insurance policies which it is required to provide pursuant to this Lease and if Tenant shall fail to make any such payment when due or carry any such policy, Landlord, at its option, may, but shall not be obligated to, make payment or carry such policy, and the amounts paid by Landlord, together with a fifteen percent (15%) administrative fee, shall be due upon demand as additional rent, but payment by Landlord of any such premiums or the carrying by Landlord of any such policy shall not be, nor be deemed to be, a waiver or release of the default of Tenant with respect thereto, or the right of Landlord to institute summary proceedings and/or to take such other action as may be permissible hereunder.

6.8  Tenant shall not do or permit to be done anything which shall invalidate or materially increase the premiums for the insurance policies referred to in this Article 6 or any other insurance policy relating to any portion of the Shopping Center and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing satisfactory to Landlord shall be willing to write and/or continue such insurance.

6.9  Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss, and Tenant shall execute and deliver such proofs of loss and other instruments which may be required by Landlord for the purpose of obtaining the recovery of any such insurance monies.

6.10  Landlord may bring its obligations to insure under this Article 6 within the coverage of any so-called blanket policy or policies of insurance which it may now or hereafter carry by appropriate amendment, rider, endorsement, or otherwise.

6.11  At all times during the Lease Term, Tenant shall, at its expense, carry liquor liability coverage, written on an occurrence basis, in an amount no less than Two Million and no/100 Dollars ($2,000,000.00), or such greater limit as Landlord or its mortgagee may hereafter reasonably require. Sections 6.3 and 6.4 shall apply to such insurance.

ARTICLE 7.  WAIVER OF SUBROGATION; RISK OF LOSS

7.1  Landlord and Tenant each hereby waives any and all rights of recovery against the other, and Tenant hereby waives any and all rights of recovery against any other tenant or occupant of the Shopping Center and against the investment managers, trustees, directors, partners, members, managers, beneficiaries, officers, employees, agents, management agents, representatives, customers and business visitors of Landlord, for any loss insured by All Risks or Special Form coverage or other property insurance now or hereafter existing for the benefit of the waiving party, but only to the extent of the net insurance proceeds payable under such policies (or which would have been payable if such insurance were maintained as required by this Lease).  Each party shall obtain any special endorsements required by its insurer to evidence compliance with the foregoing waiver.  The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance required pursuant to this Lease.  Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to their respective insurance carriers of the foregoing waivers of subrogation.

7.2  Tenant shall use and occupy the Premises and use all other portions of the Shopping Center which it is permitted to use by the terms of this Lease at its own risk, and hereby (for itself and all persons claiming by, through, or under Tenant) releases Landlord, its managers, trustees, directors, partners, members, managers, beneficiaries, officers, employees, agents and contractors from all claims and demands of every kind resulting from any fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the components of the Premises or Shopping Center, or any accident, damage, injury or breaking and entering occurring therein, and Landlord shall have no responsibility for any loss of, or damage or injury to, fixtures, improvements or other property of Tenant from any source whatsoever, except to the extent that such damage or loss is directly caused by Landlord’s negligence or willful misconduct and not covered by insurance which Tenant maintains or is required to maintain under this Lease. Landlord shall not be liable for any damages or otherwise arising from any use, act or failure to act of any other tenant or occupant or their employees, invitees, customers, agents or contractors or any other person in or about the Shopping Center.

ARTICLE 8.  COMPLIANCE WITH LAWS AND REGULATIONS

8.1  Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal laws, rules, regulations and ordinances, now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Regulations” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto (“ADA”), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease.  Tenant’s obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant’s particular use of the Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.  At its sole cost and expense, Tenant shall also comply promptly with all requirements of all insurance carriers or underwriters providing coverage on the Shopping Center, the Premises or the contents thereof.  At Tenant’s sole expense, Tenant shall procure, maintain and make available for Landlord’s inspection any governmental license or permit required for the proper and lawful conduct of Tenant’s business.

8.2  Landlord shall be responsible for compliance with all laws, including, without limitation, the ADA, which require changes, improvements and work in the Common Area, except for changes, improvements or work in the Common Area required as a result of Tenant’s particular use of the Premises or the operation of its business therein or the construction of Tenant’s Work or any Improvements, all which shall be the sole responsibility of Tenant.  Landlord may perform, or require that Tenant perform, at Tenant’s cost in either case, work required by ADA “path of travel” provisions due to Improvements in the Premises or Tenant’s particular use of the Premises or the operation of its business therein.  Tenant shall be responsible for compliance with all laws, including, without limitation, the ADA, which require changes, improvements and work to the Premises, including changes, improvements or work affecting any leasehold improvements.

8.3   Tenant shall comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Shopping Center.  Landlord may reduce the utilities supplied to the Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program; except to the extent due to force majeure, legal requirements or acts of governmental authorities, Landlord shall furnish Tenant with at least thirty (30) days’ prior written notice of any such reduction, including an explanation of the reason for reduction in utility service.

ARTICLE 9.  REPAIRS AND MAINTENANCE; ALTERATIONS

9.1  Tenant agrees, at its sole cost and expense, to keep the Premises and all parts thereof in good and sanitary order, condition and repair at all times during the Lease Term, whether such repairs are interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, exterior and interior glass; Tenant’s interior demising partitions; mechanical, plumbing, communications, heating, air ventilation and conditioning and utility systems exclusively serving the Premises and free flow up to the main sewer line (all whether or not such systems are located in the Premises); fixtures; sprinkler systems; signs; locks and closing devices; windows; window frames and window sashes; casements and frames; the exterior and interior portion of all doors, door frames and door checks, other entrances; floor coverings; drop ceilings; any grease traps and piping; the storefront; and all items of repair, replacement, alteration, or improvement as may be required by any legal requirement or the insurance underwriter(s) for the Shopping Center. At Landlord’s election, either Tenant shall contract with a qualified air conditioning service company approved by Landlord (which approval shall not be unreasonably withheld) for the monthly maintenance and the repair and replacement, as necessary, of the air conditioning system serving the Premises, or Landlord shall arrange for the same, in which event Tenant shall reimburse Landlord for the cost of same (or a reasonable share of such cost, if the contract covers other premises) as additional rent.  All replacements made by Tenant shall be of like size, kind and quality to the items replaced as such item or items existed when originally installed and shall be subject to Landlord’s prior approval.  Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof or by Landlord’s insurance carrier. Tenant does hereby expressly waive all rights it may have to make repairs at the expense of Landlord as provided for in Section 1941 and 1942 of the California Civil Code; it being understood that Landlord is not to be called upon and shall not be required to make any expenditure whatsoever on account of any improvements, alterations, repairs, modifications, additions or changes to the Premises; provided, however, Landlord agrees to maintain the exterior walls, roof and structure of the Building in good order and repair throughout the Lease Term.  Tenant shall reimburse Landlord for the cost (or, if appropriate, its pro rata share of the cost) of Landlord’s maintenance and repair under this Section 9.1 within thirty (30) days after Landlord shall have provided Tenant with a written bill for same.  Tenant’s pro rata share, if applicable, shall be determined as set forth in subsection 5.1(c). In no event shall Landlord be required to make repairs necessitated by the negligence or willful misconduct of Tenant or anyone claiming under Tenant, because of the failure of Tenant to perform or observe any term or condition of this Lease, or because of Improvements made by Tenant.  Landlord shall be under no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any time.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of Landlord unless Tenant has previously notified Landlord of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant’s notification.  As used in this Article 9, “exterior walls” shall exclude storefronts, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures.

9.2  Upon Landlord’s prior written consent, which shall be given or withheld pursuant to the provisions of Section 9.3 below, Tenant shall have the right, at its sole cost and expense, to make interior, non-structural alterations, changes or improvements (collectively called “Improvements”) which are not visible from the exterior of the Premises, provided they do not weaken the structure or lessen the value of the Premises or reduce the leasable area or height thereof, do not impair the use of the Premises for general retail use, do not involve puncturing, relocating or removing the roof or any bearing walls, and do not create new demands on or otherwise affect any shared  mechanical, electrical, life safety, utilities or telecommunications systems or those of any other tenant. “Improvements” include, without limitation, the installation or removal of Tenant’s Work and all trade fixtures, equipment and interior demising partitions required or used from time to time in or in connection with the Permitted Use. Tenant shall reimburse Landlord for all of its costs and expenses (not to exceed $1,000 unless, in connection with such review, Landlord must retain a third-party engineer or other professional, in which case Tenant shall in addition reimburse Landlord for all reasonable, out-of-pocket costs and expenses payable to such third party) incurred by Landlord in approving or disapproving Tenant’s plans for any proposed Improvements. Tenant shall not store construction materials outside of the Premises while making Improvements.  Tenant agrees that during the course of such work, Tenant shall remove all debris created by such work in a manner reasonably satisfactory to Landlord.  Any Improvements, insofar as they do not involve the installation of trade fixtures, equipment, furniture and furnishings, shall become  the property of Landlord upon expiration or earlier termination of this Lease.  Landlord’s reversionary interest in the Improvements shall at all times be prior and superior to any interest of any lender of Tenant, or of any other entity claiming any purchase money lien or other interest in the Improvements.  All Improvements paid for by or on behalf of Landlord, including without limitation by provision of any tenant improvement allowance, shall at all times be and remain the property of Landlord free and clear of any liens or claims of  any person or entity claiming any interest by, through or under Tenant.

9.3   Tenant agrees not to commence construction of any Improvements, regardless of whether the same are in accordance with the terms hereof, without first obtaining Landlord’s written approval of such work and the plans and specifications, a construction schedule, the general contractor and the construction contract  therefor, and provided Tenant obtains, at its sole cost and expense, all the necessary approvals and permits therefor from the governmental authorities having jurisdiction.  Landlord shall not unreasonably withhold approval of any proposed Improvements so long as prior to the commencement of any construction Tenant shall provide Landlord with the following: (a) complete drawings and specifications of the work, which drawings and specifications shall be prepared by a reputable, licensed and qualified architect or engineer and shall otherwise be reasonably satisfactory to Landlord, (b)  documentary proof of the cost of the work, and reasonable proof of Tenant’s ability to pay for such work, (c) proof to the reasonable satisfaction of Landlord that the work will not materially affect the structural integrity of the improvements, and that as a result of said alterations, the economic value of the improvements after completion of the alterations shall be not less than the value of the improvements immediately prior to the commencement of the work, (d) evidence that the work is to be performed by a qualified, reputable, licensed and insured general contractor bonded by a corporate surety or of financial strength capable of performing the work without a bond, and (e) evidence of the insurance coverage set forth in Exhibit C.

9.4  Tenant covenants to pay promptly when due the entire cost of Tenant’s Work, any Improvements and any other work to the Premises performed by Tenant pursuant to the provisions of this Lease so that the Premises shall at all times be free of liens for labor and materials supplied in the prosecution of any work done in the Premises, and Tenant shall keep the Premises and the Shopping Center free and clear of all mechanics’ liens and other liens arising out of any work done for Tenant or persons claiming under Tenant.  Tenant shall promptly notify Landlord of any claim or lien filed against the Premises or the commencement of any action affecting the title thereto.  If Tenant fails to provide discharge of any mechanics’ lien within five (5) days of receipt of written notice of the same, then Landlord, in addition to any other rights or remedies Landlord may have, may (but shall not be obligated to) discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate in Landlord’s sole and absolute discretion, and Tenant shall pay to Landlord on demand, as additional rent, all costs incurred by Landlord in settling and discharging such lien (including reasonable attorneys’ fees and bond premiums), plus a fifteen percent (15%) administration fee. Tenant agrees to give Landlord not less than ten (10) days’ notice in writing in advance of the commencement of Tenant’s Work or any other construction, alterations, addition or repair of the Premises in order that Landlord may post appropriate notices of Landlord’s non-responsibility and similar notices. Tenant shall indemnify, hold harmless, defend and protect Landlord from and against all injury, liens, loss, claims, costs, expenses, liability or damage occasioned by or growing out of Tenant’s Work or any Improvements, including, but not limited to, mechanics’ and materialmens’ liens arising therefrom.

9.5  All Improvements which are installed in the Premises and attached to the floor, walls or ceiling of the Premises, including without limitation any floor covering which is cemented or otherwise affixed to the Premises shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration of the Lease Term or sooner termination of this Lease, unless Landlord shall direct Tenant to remove such items (or some of them), by written notice given not less than thirty (30) days prior to the expiration of the Lease Term, or within ten (10) days after the earlier termination hereof, in which event Tenant shall remove any such items and repair any damage caused by such removal at Tenant’s sole cost, prior to the expiration of the Lease Term, or in the event of an early termination, within ten (10) days after Landlord’s notice.

9.6  Landlord may, at any time at or after the expiration of the fourth (4th) full year of the Lease Term and prior to the commencement of the next to last year of the Lease Term, require Tenant, at Tenant’s cost, to renovate and refurbish the Premises as necessary to maintain the Premises as a first-class store.  Such refurbishment or renovation shall be as specified by Landlord by not less than thirty (30) days’ written notice to Tenant, and may include new carpeting, painting, new wall covering, new tenant fixtures, storefront and signage.  Nothing in this Section shall prevent Tenant from performing other refurbishments or renovations prior to the expiration of the fourth (4th) full year of the Lease Term.

9.7  If Tenant refuses or neglects to repair, replace, or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right but not the obligation, upon giving Tenant at least twenty (20) days’ prior notice of Landlord’s election to do so (except for an emergency in which event no such notice shall be required), to enter the Premises and make such repairs or perform such maintenance or replacements on behalf of and for the account of Tenant. Nothing herein contained shall imply any duty of Landlord to do any work that, under any provision of this Lease, Tenant is required to do, nor shall Landlord’s performance of any repairs on behalf of Tenant constitute a waiver of Tenant’s default in failing to do the same.  No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of rent from Landlord for any injury or inconvenience occasioned thereby.  If Landlord performs any maintenance or other obligations that Tenant is required to perform under the terms of this Lease, Tenant shall upon demand pay to Landlord, as additional rent, the costs and expenses incurred by Landlord’s performance on behalf of Tenant (or shall deposit with Landlord the anticipated amounts thereof),  plus an administrative fee of fifteen percent (15%).

ARTICLE 10.  COMMON AREA

10.1  The term “Common Area” means all of those facilities within the Shopping Center intended for the non-exclusive use of Tenant in common with other authorized users, including, but not limited to, vehicle parking areas, driveways, sidewalks and malls, landscaped areas and service and other areas not occupied by buildings or improvements, other than buildings and improvements which are incidental to the use, maintenance or operation of the Common Area.

10.2  Landlord grants to Tenant, its subtenants, concessionaires, licensees, invitees, customers, and employees, during the Lease Term the non-exclusive right to use the Common Area in common with Landlord and other tenants of the Shopping Center and their respective subtenants, concessionaires, licensees, invitees, customers, employees, successors and assigns, and all other persons legally entitled thereto, subject to the provisions of this Lease.  Tenant shall abide by the Rules and Regulations governing the Shopping Center attached to this Lease as Exhibit B and made a part hereof. Landlord shall have the right to amend said rules and regulations and/or adopt new rules and regulations pertaining to the Shopping Center, including without limitation, days and hours of business operation for the Shopping Center, the use of the Common Area and/or validation of customer parking tickets, provided that all such amendments and new rules and regulations shall be commercially reasonable and non-discriminatory; and further provided that, except for payment of Tenant’s Share of Common Area Expenses, any charges and fees as may be imposed by applicable law or act of governmental authority and/or charges for valet parking, Tenant’s use of the Common Area shall be free of charge. Any amendments or new rules and regulations shall be in writing given at least two (2) business days in advance of their effectiveness to Tenant.

10.3  Landlord shall keep the Common Area in a neat, clean and orderly condition, and shall repair, maintain or replace all equipment and facilities thereof as Landlord shall deem necessary in its sole and absolute discretion.  Landlord may cause any or all of the services concerning the Common Area to be provided by an independent contractor(s) or by affiliates of Landlord.  If Landlord does not maintain all of the Common Area because one or more of the other tenants or occupants maintains a portion thereof, then, for so long as such condition exists, Landlord’s responsibility hereunder shall extend to only those portions of the Common Area not maintained by such other tenants or occupants and the Common Area Expenses described in this Article shall refer only to the portions maintained by Landlord. All of Landlord’s costs and expenses in connection with the Common Area, as determined by Landlord (“Common Area Expenses”), are subject to reimbursement by Tenant as hereinafter provided for, and shall include, but not be limited to, the cost of: (1)  supervising, managing, policing, inspecting, fire protection and traffic direction; (2)  lighting, painting, cleaning, landscape maintenance and supplies incidental thereto, and removing rubbish (excluding therefrom Tenant’s garbage and rubbish), dirt and debris; (3)  labor, payroll taxes, materials and supplies in connection with such maintenance and operation;  (4) utilities utilized in connection therewith, including but without limitation, all costs and expenses of maintaining lighting facilities and drainage systems appurtenant thereto; (5) repairing, replacing and remarking paved and unpaved surfaces, curbs, directional and other signs (excepting therefrom Tenant’s or other tenants’ signs), landscaping, lighting facilities, drainage and equipment used in connection with the above; (6)  all premiums on compensation, casualty, public liability, property damage and other insurance on the Common Area; (7) all Real Estate Taxes levied or assessed against the Common Area including any surcharge or tax imposed specifically on parking facilities; and (8) an administrative fee equal to fifteen percent (15%) of the Common Area Expenses. The preceding sentence shall not impose any obligations upon Landlord to provide the services contained within such sentence.

10.4  The manner in which the Common Area shall be maintained and the expenditures therefor shall be in the sole discretion of Landlord.  Landlord shall at all times during the Lease Term have the sole and exclusive control of the Common Areas, and may at any time and from time to time restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time.  If in the sole opinion of Landlord unauthorized persons are using any of said areas by reason of the presence of Tenant in the Shopping Center, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons. Landlord shall also have the right to close the Common Areas as Landlord determines shall be necessary to prevent the accrual of prescriptive rights to temporarily close any portion of the Common Area for repairs or alterations or for any other reason deemed sufficient by Landlord.  Tenant shall keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation. In connection with the operation of the Common Area the Landlord shall have the right to post at each entrance to the Shopping Center or at intervals of not more than 200 feet along the boundary thereof a sign reading substantially as follows:  “Right to pass by permission, and subject to control of owner:  Section 1008 Civil Code”.

10.5  From and after the Rent Commencement Date and thereafter throughout the Lease Term, Tenant shall pay to Landlord as additional rent, within ten (10) days of receipt of a statement from Landlord from time to time, but not more often than monthly, Tenant’s pro rata share of all

Common Area Expenses.  Tenant’s pro rata share shall be equal to five and 67/100 percent (5.67%) of the total amount of Common Area Expenses for the period covered by the Landlord’s statement  Notwithstanding anything to the contrary contained hereinabove, upon Landlord’s election, as such may be made from time to time, Tenant shall pay to Landlord on the first day of each month Tenant’s pro rata share of the estimated average monthly Common Area Expenses, provided, however, that such estimate shall be subject to adjustment by Landlord from time to time, and not less often than annually the aggregate of such estimated billings shall be reconciled with the actual Common Area Expenses, at which time any overpayment by Tenant of such costs will be credited to Tenant and any underpayment will be due to Landlord.  If Tenant does not raise objections to any such statement within one hundred eighty (180) days after the date Tenant receives the same, such statement shall be conclusive and binding upon Tenant.  Landlord’s failure to provide such statement in a time period considered to be reasonable by Tenant shall in no way excuse Tenant from its obligations to pay Landlord the costs due hereunder, nor shall it constitute a waiver of Landlord’s right to bill and collect such costs from Tenant at a future date.  Upon written request of Tenant from time to time, Landlord shall provide Tenant with copies of invoices or other back-up documentation, to the extent available, for any specific items of Common Area Expenses which Tenant is questioning reasonably and in good faith.

10.6  Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord reasonably determines, at any time during the Lease Term that it is more appropriate and/or equitable that all or any portion of the Common Area Expenses be chargeable exclusively to the occupants of a particular building or to a particular occupant or group of occupants, then such charges shall be excluded in determining the aggregate amount of the Common Area Expenses and shall be referred to herein as “Direct Expenses”.  In the event any Direct Expenses are chargeable to Tenant, then, commencing with the first (1st) calendar month following the calendar month in which Landlord gives Tenant written notice of the amount of such Direct Expenses and Tenant’s share thereof, Tenant shall be obligated to pay a share of such Direct Expenses, plus an administrative fee of fifteen percent (15%), either in estimated monthly installments or within ten (10) days of receipt of a statement  for same from Landlord.  If the Direct Expenses relate to a group of occupants which includes Tenant, Tenant shall pay a proportionate share of such Direct Expenses in accordance with the leasable area of the Premises, as it relates to the total leasable area (including the Premises) of all occupants comprising the group to which the Direct Expenses relate.  If the Direct Expenses relate solely to Tenant, Tenant shall pay the entire amount of the Direct Expenses.  Landlord agrees not to assess Direct Expenses under this Lease unless either (i) such assessment is made by Landlord in order to equitably allocate the expenses among the occupants in question in good faith and a reasonable manner, or (ii) the specific nature of Tenant’s business in the Premises has resulted in a material and disproportionate demand on Common Areas and/or the services provided by Landlord to the Shopping Center.

10.7  If Tenant desires to operate its business in the Premises beyond the normal Shopping Center hours of operation, Tenant shall request Landlord’s permission to do so, which request shall be subject to Landlord’s approval in its sole discretion and thereafter shall notify Landlord of any changes in the times or dates of the extended hours of operation.  Landlord will provide those extended hours services that it deems necessary in its reasonable business judgment and Tenant shall reimburse Landlord for the increased costs incurred by Landlord for such extended hours services as a Direct Expense, including without limitation, lighting and utilities.

ARTICLE 11:  INDEMNIFICATION.

11.1  Tenant shall indemnify, protect, defend and hold Landlord (and Landlord’s partners, joint venturers, shareholders, members, managers, affiliates and property managers, and their respective officers, directors, employees and agents) and its mortgagee(s) and ground lessor(s), if any, and the Premises, harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, liens, penalties and expenses (including, but not limited to, reasonable attorneys’ fees and costs) arising out of or in connection with loss of life, personal injury, property damage, economic loss or other damages arising from (a) the use, occupation, improvement or maintenance of the Premises or the Shopping Center or any work or activity in or about the Premises or Shopping Center by Tenant or Tenant’s assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, (b) any activity, condition or occurrence in or about the Premises, (c) the filing or potential filing of any mechanic’s or materialmen’s lien against the Premises or the Shopping Center in connection with any work done or caused to be done by Tenant, (d) any breach or failure to perform any obligation imposed on Tenant under this Lease, and (e) the negligence or willful misconduct of, or any violation of law by, Tenant or Tenant’s assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees, except to the extent arising from the gross negligence or willful misconduct of Landlord which is not covered by insurance carried or required to be carried by Tenant under this Lease.  Upon notice and request from Landlord, Tenant shall, at Tenant’s sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord by reason of any such claim.  If any of the foregoing indemnified persons, without fault on Landlord’s part, is made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, protect, defend and hold each of such persons harmless from and against any and all claims arising out of incurred or paid by any such person in connection with such litigation.

11.2  Each party shall have the right to engage its own attorneys in connection with the provisions of this Article 11 or any other indemnification provision of this Lease, including, without limitation, any defense of such party or intervention by such party, notwithstanding any contrary provisions of the laws or court decisions of the State of California and the other party shall reimburse such party for the reasonable costs thereof. The obligations of this Article 11 shall survive the expiration or earlier termination of this Lease.

11.3   Subject to the other terms and conditions of this Lease, including but not limited to Section 20.3, Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, liens, penalties and expenses (including, but not limited to, reasonable attorneys’ fees and costs) arising out of or in connection with loss of life, personal injury, property damage, economic loss or other damages arising from   the negligence or willful misconduct of Landlord or Landlord’s agents, contractors, or employees, except to the extent the same are Tenant’s responsibility under Section 11.1.

ARTICLE 12:  DAMAGE OR DESTRUCTION.

12.1  Except as otherwise provided for herein, if at any time during the Lease Term the Premises or the Building is damaged or destroyed, and this Lease is not terminated by Landlord pursuant to Section 12.2 or 12.3, then this Lease shall remain in full force and effect, and Landlord shall with due diligence, subject to any delaying cause, reconstruct (to the extent of available net insurance proceeds) Landlord’s Work as described in Exhibit C, if any, and the Building shell to approximately the same condition as same existed on the Commencement Date, with such modifications thereto as may be reasonably required in connection with the reconstruction of the balance of the Shopping Center; promptly upon completion of such work by Landlord, Tenant, at Tenant’s sole cost and expense, shall reconstruct Tenant’s Work and shall replace Tenant’s Tenant’s Work and Tenant’s merchandise, Improvements, trade fixtures, furnishings, signs and other personal property to a condition at least equal to that prior to the occurrence of the casualty.  Reconstruction by Tenant shall conform to the provisions of Exhibit C and Articles 2 and 9.

Tenant shall continue to occupy the Premises to the extent, if any, that such occupancy is reasonably practicable to the conduct of Tenant’s business during reconstruction, such determination to be made in the reasonable business judgment of Tenant, and  the Minimum Rent payable by Tenant shall be abated by Landlord proportionately with the degree to which Tenant’s use of the Premises is impaired, commencing from the date of the casualty and continuing until Landlord has substantially completed its reconstruction obligations under this Section 12.1. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, the Building, or Tenant’s personal property, or any inconvenience or annoyance occasioned by such damage, reconstruction or replacement of the Premises or any other part of the Shopping Center.  In the event the insurance proceeds available to Tenant are insufficient to restore the Premises or Tenant’s current prototype restaurant design  has changed, Landlord shall not unreasonably withhold its consent to changes to the appearance of the Premises to permit restoration of the Premises.

12.2  Notwithstanding any of the foregoing provisions of this Article 12, should there be a Major Destruction or Uninsured Casualty at any time during the Term, Landlord shall have the right, in its sole discretion, to terminate this Lease on written notice to Tenant within ninety (90) days after such casualty, with no further obligations thereafter accruing from Landlord to Tenant. “Major Destruction” means any casualty or destruction (whether or not an Uninsured Casualty) or Hazardous Materials condition, to an extent of more than one-third (33-1/3%) of the full replacement cost of the Premises as of the date immediately prior to the casualty, or that results in the termination of the leases of tenants representing more than one-third (33-1/3%) of the leasable area of the Building. “Uninsured Casualty” means damage or destruction to any portion of the Shopping Center resulting from any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, the existence or migration of Hazardous Materials, or any or any other casualty of any kind or nature whatsoever not covered by the insurance Landlord is required to maintain under this Lease.  In the event Landlord fails to so terminate this Lease, this Lease shall not terminate, Landlord shall proceed with the reconstruction of the Premises and shall be responsible for the costs of same to the extent insurance proceeds are unavailable.

12.3  Notwithstanding anything herein contained to the contrary, if during the last twelve (12) months of the Lease Term fifteen percent (15%) or more of the leasable area of the Premises is damaged or destroyed, whether covered by insurance or not, Tenant may elect to cancel and terminate this lease by giving written notice of its said election to Landlord within thirty (30) days after the date of such damage.

12.4  Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other party, coincident with the surrender of possession of the Premises to Landlord, except the indemnification provisions contained in this Lease which shall survive the termination, and except for items which have theretofore accrued and are then unpaid.  In the event of any termination by Tenant under the provisions of this Article, all proceeds from Tenant’s insurance (including self-insurance and deductibles), covering Tenant’s Improvements, but excluding proceeds from Tenant’s merchandise, the unamortized net cost to Tenant of Tenant’s Improvements with a straight-line amortization schedule and an amortization period equal to the Lease Term, and personal property, shall be disbursed and paid to Landlord. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

ARTICLE 13:  EMINENT DOMAIN.

13.1  If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority or under threat of and in lieu of condemnation (hereinafter, “taken” or “taking”), this Lease shall terminate as of the date of such taking, and Landlord and Tenant shall have no further liability or obligation, except as otherwise provided for in this Lease, arising under this Lease after such date.

13.2  If more than fifteen percent (15%) of the leasable area of the Premises is taken, or if by reason of any taking, regardless of the amount so taken, the remainder of the Premises is not one undivided space or is rendered unusable for the Permitted Use, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate the portion of the Premises taken, upon giving notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises have been or will be so taken.  In addition, (a) if such a significant portion of the Shopping Center or Common Area is taken that, in Landlord’s reasonable opinion, substantial reconstruction is required on the remaining portion, or such that it is no longer feasible to operate the portion of the Shopping Center in which the Building is located as a retail shopping center, then Landlord shall have the right to terminate this Lease within said thirty (30) day period by giving written notice to Tenant, and (b) if such a significant portion of the parking area serving the Premises shall be taken that, in Tenant’s reasonable opinion, the Premises is no longer feasible for the operation of Tenant’s business, then Tenant shall have the right to terminate this Lease within said thirty (30) day period by giving written notice to Landlord.  In the event of termination described in this Section 13.2, both Landlord and Tenant shall thereupon be released from any liability or obligation hereunder, except as otherwise provided for in this Lease, arising after the date of termination.  Landlord and Tenant shall, immediately after learning of any taking, give notice thereof to each other.

13.3  If this Lease does not terminate pursuant to Section 13.2 above, then Tenant shall continue to occupy that portion of the Premises not taken and the parties shall proceed as follows:  (a) at Landlord’s cost and expense and as soon as reasonably possible after receipt of sufficient condemnation proceeds, Landlord shall restore the Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and (b) the Minimum Rent provided for in Article 1 shall be reduced by Landlord on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining.  Tenant waives any statutory rights of termination that may arise because of any partial taking of the Premises.

13.4   Landlord shall be entitled to the entire condemnation award for any taking of the Premises, the Shopping Center or any part thereof. Tenant’s right to receive any amounts separately awarded to Tenant directly from the condemning authority for the taking of Tenant’s merchandise, personal property, relocation expenses, goodwill and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section, provided Tenant’s award does not reduce or affect Landlord’s or Landlord’s mortgagee’s award.

ARTICLE 14:  UTILITIES.

14.1  Tenant shall pay, before delinquency, all charges for water, gas, heat, sewer, electricity, power, telephone service and all other services and public utilities furnished to or used, in, upon or about the Premises by Tenant.  Any utilities shall either be separately metered by Tenant at Tenant’s sole cost and expense, or, if provided in common with others, then Landlord shall reasonably determine Tenant’s share of the utilities so provided, and Tenant shall pay the same to Landlord from time to time upon demand as additional rent. If Landlord does not provide a particular utility, Tenant agrees, at Tenant’s own expense, to pay to the appropriate utility company the cost of same, as and when due.  If Tenant fails to pay any such charge when due, Landlord may, but shall not be required to, pay the same, and any amount so paid by Landlord, plus a fifteen percent (15%) administrative charge, shall immediately become due to Landlord from Tenant as additional rent. Tenant shall also pay its share of utility services furnished to the Common Area as provided in Section 10.5 hereof.

14.2  Landlord makes no representations or warranties with respect to any utility installations  air conditioning system and/or other systems and equipment, if any, existing in or serving the Premises as of the date hereof or in the future.  Landlord shall not be liable in damages or otherwise for any discontinuance, failure or interruption of service to the Premises of utilities or other services. Tenant acknowledges that any one or more services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease or permit Tenant to terminate this Lease.  Notwithstanding the foregoing, if, as a direct result of the negligence, willful misconduct or breach of this Lease by Landlord or any of its agents, contractors or employees, there is an interruption, disruption or discontinuance in any utilities supplied to the Premises by Landlord, and such violation or condition results in a substantial and material interference with Tenant’s ability to conduct its business in the Premises, and as a result Tenant is forced to close its business in the Premises for a period in excess of forty eight (48) hours, then the payment of Minimum Rent shall abate until such time as such utility service is restored or Tenant is able to reopen the Premises for business, whichever shall first occur.

ARTICLE 15:  PERMITTED USE AND USE RESTRICTIONS.

15.1  Tenant shall continuously use and occupy the entire Premises  (including, as set forth in Section 15.10 below, the Patio Seating Area) solely for the operation of a full-service, sit-down restaurant and brewery, offering the items set forth on the menu attached to this Lease as Exhibit “E” and made a part hereof, including, at Tenant’s option (if and to the extent permitted under the provisions hereinafter set forth), “take-out” service and the sale for on-Premises consumption of beer and wine (the “Permitted Use”), and under the trade name of “BJ’s Restaurant & Brewhouse/Brewery” (the “Trade Name”), and for no other use or purpose whatsoever.  The sale of beer and wine in the Premises (which may, if desired by Tenant and approved in advance by Landlord, include the sale of beer and wine as part of Tenant’s “take-out” service) is conditioned upon Tenant’s obtaining and maintaining in effect appropriate liquor licenses and related governmental approvals, permits and authorizations and liquor liability insurance as set forth in Section 6.11 and Tenant’s complying with all applicable laws, rules, regulations, orders, ordinances and insurance requirements, including but not limited to Alcoholic Beverage Control (ABC) requirements and guidelines.

15.2  Tenant shall, continuously and uninterruptedly from and after Tenant’s initial opening for business, (a) operate and conduct within the entire Premises the Permitted Use under the Trade Name and for no other purpose and under no other trade name, except while the Premises are wholly untenantable by reason of fire or other casualty (and Tenant shall be open for business at least during all operating days and hours, if any, as are established by Landlord for the Shopping Center pursuant to Section 10.2), (b) maintain within the entire Premises an adequate stock of merchandise together with sufficient personnel and personal property to service and supply the usual and ordinary requirements of Tenant’s customers, and (c) keep the Premises in a neat, clean and orderly condition, free from any objectionable (due to intermittence, beat, frequency, shrillness, loudness or otherwise) noises or sounds, obnoxious odors or nuisances. Tenant shall not conduct or permit to be conducted any sale by auction on the Premises.  Tenant shall not commit, or suffer to be committed, any waste upon the Premises. If the Permitted Use includes the sale of and/or preparation of food, Tenant shall at all times maintain a health department rating of “A” (or such other highest health department or similar rating as is available).

15.3  Tenant shall not use or occupy, nor permit or suffer, the Premises or any part thereof, to be used or occupied for any unlawful or illegal business use or purpose, nor for any business, use or purpose deemed disreputable or extra hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of a certificate of occupancy, or of any present or future governmental laws, ordinances, requirements, orders, rules or regulations.  Tenant shall immediately upon the discovery of any such unlawful, illegal, disreputable or extra hazardous use take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants, or other persons guilty of such unlawful, illegal, disreputable or extra hazardous use.  Tenant agrees not to use or permit any use to be made of the Premises, or any acts to be done therein which will cause a cancellation of any insurance policy covering said premises, or any part thereof, or sell or permit to be kept, used or sold in or about said premises any article which may be prohibited by the standard form of fire insurance policy.  Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of the fire and public liability insurance covering said premises. Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including reasonable counsel fees, arising out of, by reason of, or on account of, any violation of or default in the covenants of this Article 15.

15.4   During the Lease Term Tenant shall conduct its business in the Premises in good faith and with adequate facilities, fixtures, merchandise and employees, and endeavor, in the utmost good faith, to exploit and develop its business in the Premises in such manner as to produce the maximum amount of sales consistent with sound business practice.  Tenant shall continuously, during the Lease Term, operate it business on the Premises with due diligence and efficiency as to reasonably produce the maximum return to Tenant and shall keep the Premises open for business and cause such business to be conducted thereon during normal Shopping Center days and hours, as established by Landlord from time to time pursuant to Section 10.2.  Tenant shall not operate primarily as a liquidation or clearance center, nor fail to maintain inventory quality and quantity comparable to that of Tenant’s other first-class stores in the region.

15.5  Tenant agrees that it will not do any of the following: (a) use or operate any machinery or equipment that, in Landlord’s opinion, is harmful to the Building or disturbing to other tenants in the Building or the Shopping Center; nor shall Tenant use any loudspeakers, televisions, phonographs, radios or other like or differing devices in a manner so as to be heard or seen outside of the Premises, nor display merchandise on the exterior of the Premises either for sale, promotion, or other purposes;  (b)  attach any awnings, antenna, or other projections to the roof or outside walls of the Premises or the Building; (c) conduct any auction, fire, bankruptcy, liquidation, selling-out or like sale in, on or about the Premises; (d)  solicit business or distribute any handbills or other advertising matter in the Common Area including, without limitation, sidewalks, pedestrian walkways, and parking area and lots; (e) operate vending machines, pay telephones, pinball machines, or electronic games or similar services within the Premises; or (f) use the Premises for the sale or display of pornography, nudity, graphic violence, drug paraphernalia, or as a massage parlor, adult bookstore or second-hand store, or for the sale of any goods and/or services that, in the reasonable business judgment of Landlord, might tend to injure the reputation of the Shopping Center or are otherwise inconsistent with the image of a community or family-oriented shopping center.

15.6  Tenant agrees that all loading and unloading of goods shall be done only at such time and in the areas and through such entrances as may be designated for such purposes by Landlord and that trailers or trucks shall not be permitted to remain parked overnight in any area of the Shopping Center, whether loaded or unloaded.

15.7  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, nor shall Tenant overload any mechanical, electrical, plumbing or utility systems serving the Premises, all as determined by Landlord or Landlord’s structural engineer.  The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand.

15.8  Tenant, at Tenant’s expense, shall at all times keep the Premises, including without limitation the storefront, display windows and signs, orderly, neat, safe, clean and free from rubbish, dirt and vermin, and shall store all trash, garbage and other solid waste where designated by Landlord and shall arrange for and pay for the cost of trash removal.  Tenant shall also retain pest extermination contractors for the Premises at the sole cost of Tenant, using an extermination contractor designated by Landlord.

15.9  For each day or portion thereof during which Tenant fails to operate as required by this Article 15, Landlord shall have the right, at its option, to collect as liquidated damages, and not as a penalty, in addition to all other charges and Minimum Rent due hereunder, a sum equal to twice the daily prorated Minimum Rent then payable.

15.10   Tenant shall construct and operate during the Lease Term an outdoor patio seating area (the “Patio Seating Area”) in the location designated on Exhibit A, subject to the terms and conditions hereinafter set forth.  Tenant’s operation in the Patio Seating Area shall be subject to Tenant’s obtaining and maintaining in effect appropriate licenses, approvals, variances, permits and authorizations from all applicable governmental authorities, and obtaining Landlord’s prior written approval (which shall not be unreasonably withheld) of plans, specifications and working drawings for the Patio Seating Area including without limitation the nature and location of all Improvements, signage, equipment, flooring, furniture, awnings, tables, chairs, and other personal property to be located in or otherwise relating to the Patio Seating Area. Tenant shall design and construct the Patio Seating Area in such a manner that no additional parking, and no modifications whatsoever to the parking facilities of the Shopping Center, shall be required. Tenant, at its sole cost and expense, shall comply with all laws, rules, regulations, orders, ordinances and insurance requirements in connection with the construction, use and operation of the Patio Seating Area, shall maintain the same in a safe, clean and neat fashion, shall be responsible at its sole cost (and not as part of Common Area Expenses) for collection of trash and debris within a radius of fifteen (15’) feet of the Patio Seating Area, and shall be solely responsible for installing, constructing, maintaining, repairing, restoring, replacing and operating all Improvements (including, but not limited to, the patio slab), signage, equipment, flooring, furniture, awnings, tables, chairs, and other personal property located in or otherwise relating to the Patio Seating Area as if the same were part of the leasable area of the Premises. Tenant’s obligations to obtain insurance and to indemnify Landlord under Article 11 shall apply to the Patio Seating Area as if it were part of the leasable area of the Premises. Tenant shall regularly inspect, clean, bus and sweep the Patio Seating Area, keeping its tables, chairs and flooring clean, safe and free of all trash and debris on a continual basis during Tenant’s hours of operation and shall provide adequate customer-accessible trash receptacles therein. If Tenant fails to comply with any of the requirements set forth in this Section within two (2) business days after receipt of written notice from Landlord, Landlord may cure such failure, including without limitation performing maintenance and/or other services and, in such event, Tenant shall pay to Landlord as additional rent the cost thereof plus a fifteen percent (15%) administrative fee promptly upon receipt of a written statement from Landlord setting forth such cost. Tenant shall pay no rent on account of the Patio Seating Area (except that Gross Sales relating to the Patio Seating Area shall be included in the computation of Percentage Rent), and, solely for purposes of computing any charges under this Lease which are based upon the leasable area of the Premises, the Patio Seating Area shall not be considered leasable area.

ARTICLE 16:  ASSIGNMENT AND SUBLETTING.

16.1  Tenant shall not make, consent to, or suffer any Encumbrance except as permitted under Section 16.12.  Tenant shall not enter into or consent to an Occupancy Transaction other than an Encumbrance without first obtaining Landlord’s written consent, which Landlord shall not unreasonably withhold.  Landlord may withhold its consent on any reasonable ground, including, without limitation, any of the following:  (a) the Transferee’s contemplated use of the Premises following the proposed Occupancy Transaction is not identical to the Permitted Use, (b) in Landlord’s reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (c) in Landlord’s reasonable business judgment, the present net worth and working capital of the Transferee are inadequate for the operation of the Transferee’s proposed business in the Premises and the performance of the Tenant’s obligations under this Lease, (d) the proposed Occupancy Transaction would breach any covenant of Landlord in any other lease, financing agreement, or other agreement relating to the Shopping Center, including, without limitation, radius restriction, location, use or exclusivity, (e) the proposed Occupancy Transaction provides for rentals thereunder based on the net income or profits derived by the Transferee from the Premises, (f) the proposed Transferee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials, (g) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials, (h) the proposed Transferee is subject to an enforcement order of any governmental authority in connection with the use, disposal or storage of Hazardous Materials, (i) the proposed Transferee’s occupation of the Premises would cause a diminution in the reputation of the Shopping Center or the other businesses located therein, (j) the impact or effect of the proposed Transferee on the Common Area or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Shopping Center or the other occupants of the Shopping Center would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Shopping Center, (k)  Tenant is in default under any provision of this Lease, or (l) the proposed Transferee is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject, including, without limitation the ADA.

16.2  Tenant shall not have the right or power to enter into an Occupancy Transaction if Tenant shall be in default under any provision of this Lease or in default of Tenant’s obligations under the provisions of any other lease of any real property owned or managed (in whole or in part) by Landlord or any affiliate of Landlord.

16.3  Should Tenant desire to enter into an Occupancy Transaction, Tenant shall request Landlord’s consent to such transaction in writing at least sixty (60) days before the effective date of any such transaction.  Such request shall include the following: (a) a detailed description of the proposed transaction, including its nature, effective date, the purchase price, payment terms, allocation among leasehold interest, Personal Property, Improvements, goodwill, inventory and other items; (b) copies of any offers, draft agreements, subleases, assignments, letters of commitment or intent, and other documents or correspondence pertaining to the proposed transaction; (c) a description of the identity, financial condition and previous business experience of Tenant and the Transferee, including, without limitation, copies of latest income statement, balance sheet and statement of cash flows (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by a responsible officer of Tenant or Transferee respectively, together with a statement authorizing Landlord or Landlord’s designated representative(s) to investigate Tenant’s and the Transferee’s business experience, credit and financial responsibility; (d) a statement certifying Tenant’s initial and any subsequent costs to construct or improve the Premises, which shall include an itemized breakdown of those costs and copies of invoices; (e) a statement by Tenant and the Transferee agreeing that it is their intention to complete the transaction if Landlord consents thereto; (f) the sum of One Thousand and no/100 Dollars ($1,000.00) to reimburse Landlord for any review and processing expenses as well as any legal fees incurred by Landlord; and (g) at least five (5) business and three (3) personal references from the proposed Transferee.

16.4  Within thirty (30) days after receipt of Tenant’s request for consent and all items required under Section 16.3, Landlord may (a) consent to the proposed Occupancy Transaction, (b) exercise Landlord’s rights under Section 16.6, or (c) refuse to consent to the Occupancy Transaction.  Any consent by Landlord to any Occupancy Transaction shall be evidenced by an instrument prepared by Landlord and executed by Tenant and Transferee.  As a condition to the completion of such transaction, Transferee shall agree in writing to assume and perform all of the terms, covenants and conditions of this Lease that are obligations of Tenant.  Tenant shall remain fully liable to perform its duties under this Lease following the Occupancy Transaction. Tenant shall, on demand of Landlord, and as a condition to the effectiveness of the Occupancy Transaction, reimburse Landlord for all Landlord’s reasonable costs, including attorneys’ fees, incurred in obtaining advice, any consents and preparing documentation for each requested Occupancy Transaction in excess of the amount set forth in Section 16.3(f). Landlord’s failure to respond within such thirty (30) day period shall be deemed disapproval of such Occupancy Transaction.  The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Occupancy Transaction.  The consent by Landlord to an Occupancy Transaction shall not be deemed consent to future Occupancy Transactions.

16.5  If Tenant enters into an Occupancy Transaction, the Minimum Rent then payable and any scheduled increases thereto shall be increased on the effective date of such transaction to the highest of: (a) the Minimum Rent then payable plus fifty percent (50%) of all economic consideration, whether described as rental or otherwise, received from the Transferee in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved; (b) an amount equal to the total amount of the Minimum Rent (plus percentage rent, if any) required to be paid by Tenant pursuant to this Lease during the twelve (12) month immediately preceding such transaction; or (c) the Minimum Rent then payable and any scheduled increases thereto, increased in accordance with Section 4.3 using the effective date of such transaction as the Adjustment Date.  In no event shall the Minimum Rent, as adjusted, be less than the Minimum Rent which would have been payable but for the Occupancy Transaction.

16.6  If Tenant requests consent to an Occupancy Transaction in accordance with this Article, within sixty (60) days after receipt of such request, Landlord shall have the right to (a) terminate this Lease in the event of any assignment of this Lease or (b) terminate this Lease as to a portion of the Premises to be sublet, if the sublease is to be of less than the entire Premises, such termination to be effective thirty (30) days after receipt of Landlord’s termination notice by Tenant.  If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Premises caused thereby by restating the description of the Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the floor area of the Premises offered for sublease and the denominator of which is the floor area of the Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion.  Failure of Landlord to give Tenant written notice of termination shall not constitute or be deemed Landlord’s consent to such Occupancy Transaction.  If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed  Transferee under such lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Notwithstanding the foregoing, provided Tenant is not in default under any provision of this Lease (after receipt of notice and expiration of any applicable cure period), Tenant shall have the right to nullify Landlord’s election to terminate under this Section by withdrawing its request for Landlord’s consent to the Occupancy Transaction, in writing, within five (5) days after receipt of Landlord’s notice of termination.

16.7  Any Occupancy Transaction purportedly consummated in violation of the provisions of this Article shall be null and void and of no force or effect.

16.8  Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the entire Shopping Center the unique attraction of Tenant’s Trade Name and the unique merchandising mix and product line associated with Tenant’s business. Tenant hereby acknowledges that the provisions of this Article 16 have been freely negotiated and are expressly agreed to by Tenant as an inducement to Landlord to enter into this Lease.

16.9  Notwithstanding any Occupancy Transaction, Tenant (and any Guarantor) shall at all times remain directly and primarily responsible and liable for the payment of the rent herein specified and for compliance with all other obligations under this Lease.  Upon the occurrence of a default by Tenant, if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies provided herein or by law, may collect directly from the Transferee all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder.  No such collection directly from the Transferee shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.  The acceptance by Landlord of any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Transfer.  Any violation of this Lease by any assignee or subtenant shall be deemed to be a violation of this Lease by Tenant.

16.10  The restrictions on transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the California Civil Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the

California Civil Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

16.11 As used in this Article 16: “Occupancy Transaction” means any Transfer, Encumbrance, Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change, whether such change be of an immediate, deferred, conditional, exclusive, nonexclusive, permanent or temporary nature. “Transfer” means any voluntary, unconditional and present (i) assignment of some or all of Tenant’s interest, rights and duties in this Lease and the Premises, including Tenant’s right to use, occupy and possess the Premises, or (ii) sublease of Tenant’s right to use, occupy and possess the Premises, in whole or in part. “Encumbrance” means any conditional, contingent or deferred assignment, sublease or conveyance voluntarily made by Tenant of some or all of Tenant’s interest, rights or duties in this Lease or the Premises, including Tenant’s right to use, occupy or possess the Premises, in whole or in part, including, without limitation, any mortgage, deed of trust, pledge, hypothecation, lien, franchise, license, concession or other security arrangement.  “Encumbrance” shall not include financing secured by Tenant’s furniture, trade fixtures and equipment. “Transferee” means the proposed assignee, sublessee, mortgagee, beneficiary, pledgee or other recipient of Tenant’s interest, rights or duties in this Lease or the Premises in an Occupancy Transaction.  “Change of Control” means the transfer by sale, merger, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise of any shares, voting rights or ownership interests which will result in a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Tenant.  If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control.  If Tenant is a sole proprietorship, the death or incapacity of Tenant shall be deemed a Transfer.

16.12  At any time and from time to time without Landlord’s consent (provided at least thirty (30) days’ prior written notice is provided to Landlord, which notice shall be accompanied by a copy of the applicable Leasehold Mortgage and a non-refundable review fee of One Thousand Five Hundred and No/100 Dollars ($1,500.00)), Tenant may grant a mortgage, deed of trust, pledge or other security interest (as the case may be, a “Leasehold Mortgage”) in this Lease and Tenant’s leasehold interest in the Premises (but not Landlord’s reversionary, including fee, interest in the Premises, the Building or any other portion of the Shopping Center), to any bank, savings and loan association, insurance company, pension or retirement fund or investment banking firm subject to service of process in the State of California (“Leasehold Mortgagee”) and may assign its interest in this Lease under such Leasehold Mortgage, provided that: (a) Landlord’s reversionary (including fee) interest in the Premises, Building and all other portions of the Shopping Center shall not be affected or encumbered in any way by such Leasehold Mortgage, and (b) until completion of Tenant’s Work and the opening of the Premises for business, such Leasehold Mortgage shall require that all funds obtained by Tenant in connection therewith be applied to the payment of costs and expenses related to the construction and opening of the Premises and Tenant’s business therein.  Any Landlord’s lien covering the Improvements (but not Landlord’s reversionary, including fee,  interest therein) or Tenant’s personal property shall be and is hereby deemed subordinate to any such Leasehold Mortgage.  Landlord shall execute such commercially reasonable documentation as may reasonably be required by the Leasehold Mortgagee in connection with the making of the Leasehold Mortgage, provided the same is reasonably satisfactory to Landlord as to form and content and Landlord is reimbursed for its reasonable attorneys’ fees in connection with its review of the same.

ARTICLE 17:  HOLDING OVER.

17.1  Tenant acknowledges and agrees that any failure of Tenant to surrender possession of the Premises on the Expiration Date or earlier termination of this Lease shall result in substantial damages to Landlord.  Accordingly, if Tenant does not surrender possession of the Premises to Landlord as set forth herein, Tenant shall be deemed a hold over tenant at sufferance and shall pay to Landlord for each day that Tenant holds over in the Premises, an amount equal to one hundred fifty percent (150%) of the prorated daily Minimum Rent applicable to the last month of the Lease Term, plus additional rent payable in accordance with the terms of this Lease. No provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or earlier termination of this Lease without Landlord’s prior written consent.  Except as otherwise specifically stated in this Lease, all of the terms and conditions of this Lease shall remain in effect following any extension, renewal or hold over of the original Lease Term.  Tenant shall indemnify, defend and hold harmless Landlord from and against any and all losses, costs, claims, liability, damages, judgments, and expenses (including, but not limited to, reasonable attorneys’ fees and costs) resulting from any failure by Tenant to surrender the Premises in the manner and condition required by this Lease upon the expiration of the Lease Term or the earlier termination of this Lease, including, without limitation, any claims made by any proposed new tenant founded upon such failure.

ARTICLE 18:  INTENTIONALLY DELETED

ARTICLE 19:  DEFAULT.

19.1 The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease.

(a)   Failing or refusing to pay any amount of Minimum Rent or additional rent when due in accordance with the provisions of this Lease, should Tenant fail to cure same within ten (10) days after receipt of written notice of such default.

(b)   Failing or refusing to open, occupy and operate the Premises in accordance with Article 15 or conducting a going-out-of-business or similar sale or committing a default under this Lease which is incapable of being cured.

(c)   Maintaining, committing, or permitting on the Premises waste, a nuisance, or use of the Premises for an unlawful purpose or entering into an Occupancy Transaction contrary to the provisions of Article 16, either of which condition remains uncured for more than forty eight (48) hours after Tenant’s receipt of written notice from Landlord of the same.  In the event the Permitted Use involves the sale and/or preparation of food, Tenant’s failure to maintain a health department rating of “A” (or such other highest health department or similar rating as is available) for the third (3rd) time in any twelve (12) month period, provided Landlord has furnished Tenant with written notice after the second such occasion that the third (3rd) such failure shall result in an noncurable default hereunder.  In each of the foregoing events, the same shall immediately constitute a default without notice from Landlord, and Tenant shall quit the Premises within five (5) days after written notice from Landlord.

(d)   Tenant’s failure to provide any instrument or estoppel certificate as required by this Lease if the failure continues for ten (10) days after written notice of the failure from Landlord to Tenant.

(e)   If any proceeding shall be commenced to declare Tenant or Guarantor bankrupt or insolvent or to obtain relief from any debts or obligations or to delay or extend the payment thereof, or if either Tenant or Guarantor generally fails to pay, or admits its inability to pay, debts as they become due, or otherwise becomes insolvent, or if any assignment of Tenant’s or Guarantor’s property be made for benefit of creditors, or if a receiver or trustee be appointed for Tenant or Guarantor or for Tenant’s or Guarantor’s property or business (unless in the case of a petition filed against Tenant or Guarantor, the same is dismissed within ninety (90) days).

(f)    The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (a), (b) or (c) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.  If the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion within a reasonable time, not to exceed sixty (60) days after the notice of default.

(g)   Any two (2) failures by Tenant to observe and perform any provision of this Lease during any twelve (12) month period of the Lease Term shall constitute, at the option of Landlord, a separate and noncurable default, provided Landlord has furnished Tenant with written notice after the second such occasion that the third (3rd) such failure shall result in an noncurable default hereunder.

To the extent permitted by applicable state law, the time periods provided in this Section for cure of Tenant’s defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable state law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.  Tenant waives (to the fullest extent permitted under law) any written notice (other than such notice as this Article specifically requires) which any statute or law now or hereafter in force prescribes be given Tenant.  Notwithstanding anything to the contrary contained in the preceding sentence, any notice given pursuant to this Section 19.1 shall be in lieu of any written notice required by statute or law, including any notice required under California Code of Civil Procedure Section 1161 et. seq., and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Section 19.1.

19.2  The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition for any prior or subsequent breach thereof, or of any other term, covenant or condition contained in this Lease.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any prior or subsequent similar act by Tenant.  Landlord’s acceptance of partial rent or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord’s knowledge of such preceding breach at the time of Landlord’s acceptance.  No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and executed by Landlord.

19.3  Should Tenant fail to cure within the time periods specified in Section 19.1 any default specified in subparagraphs (a), (b), (d) or (f) of Section 19.1, or fail to quit the Premises in accordance with subparagraph (c) of Section 19.1 or is in default under subparagraph (e) of

Section 19.1 or is in default under subparagraph (e) of Section 19.1 with respect to any default specified in subparagraph (c) of Section 19.1, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable state law:

(a)   The right of Landlord to terminate this Lease and Tenant’s right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder;

(b)   The right of Landlord, without terminating this Lease and Tenant’s right to possession of the Premises, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rent which may be or become payable, or which may thereafter become payable, and to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable (Landlord being under no obligation to do so);

(c)   The right of Landlord, even though it may have reentered the Premises, in accordance with subparagraph (b) of this Section, to elect thereafter to terminate this Lease and Tenant’s right to possession of the Premises; and/or

(d)   The right of Landlord (but not the obligation) at any time after five (5) days’ notice to Tenant, to cure such default for the account and at the expense of Tenant and to recover the cost of such cure, together with an administrative fee of fifteen percent (15%), from Tenant as additional rent.

Should Landlord reenter the Premises under the provisions of subparagraph (b) of this Section 19.3, Landlord shall not be deemed to have terminated this Lease or have accepted a surrender thereof by any such reentry, unless Landlord notifies Tenant in writing that it has so elected to terminate this Lease and Tenant’s right to possession.  Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer or eviction statutes of the State of California (including, without limitation, California Code of Civil Procedure Section 1161 et. seq.) and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a written notice to Tenant).  In the event of any reentry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise, Improvements or personal property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant.  The rights and remedies given to Landlord in this Section shall be additional and supplemental to all other rights or remedies which Landlord may have under laws in force when the default occurs.

19.4  Should Landlord terminate this Lease and Tenant’s right to possession of the Premises, pursuant to the provisions of subparagraphs (a) or (c) of Section 19.3, Landlord may recover from Tenant as damages, all of the following:

(a)   The worth at the time of award of any unpaid rent that had been earned at the time of such termination;

(b)   The worth of any unpaid rent that would have been earned after termination until the time of award;

(c)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided;

(d)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, (v) any reductions in financing or refinancing available to Landlord caused by the loss of its ability to show a future income stream including Tenant’s rent, and (vi) any other costs necessary or appropriate to relet the Premises;

(e)   The unamortized portion of (i) all costs and expenses incurred by Landlord in connection with its negotiation of and entry into this Lease, including, but not limited to, brokerage commissions, attorneys’ fees, space planning costs and consultant fees, (ii) all costs and expenses, including, but not limited to, design, architectural, permitting and construction costs, incurred by Landlord in connection with Landlord’s Work, if any, under Exhibit C, and (iii) the tenant improvement allowance, if any, paid by Landlord to Tenant in accordance with this Lease, all of the foregoing to be amortized over the Lease Term at the “Interest Rate” set forth below;

(f)    The entire amount of any free rent or rent deferrals or other rent concessions granted Tenant; and

(g)   At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

As used in subparagraphs (a) and (b) of this Section, the “worth at the time of award” is computed by allowing interest at the Interest Rate.  “Interest Rate” means the lesser of (i) the maximum lawful rate permitted by usury or similar law in the State of California to be charged by Landlord to Tenant, or (ii) four percent (4%) above the annualized rate of interest publicly announced from time to time by Bank of America NT&SA (or its successors-in-interest), as its “prime rate” or “reference rate,” and such interest shall be computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year. As used in subparagraph (c) of this Section, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). All additional rent shall, for the purposes of calculating any amount due under the provisions of subparagraph (c) of this Section, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that, if it becomes necessary to compute such additional rent before such a sixty (60) month period has occurred, then such additional rent shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

19.5  In the event of any reentry or taking possession of the Premises as provided in this Article, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise or personal property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant.

19.6  Tenant waives any and all rights of redemption granted by or under any present or future laws (including, without limitation, California Code of Civil Procedure Section 1179) if Tenant is

evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants and conditions of this Lease or otherwise.  Tenant expressly waives its right to plead any noncompulsory counterclaims or offset, in any action or proceeding brought by Landlord against Tenant for a default under Section 19.1(a) above; although Tenant shall be entitled to assert any such claims in a separate action brought by Tenant.  Tenant hereby waives its right to jury trial in the event of any legal action relating to or affecting the rights of Landlord or Tenant under this Lease.

19.7  If Tenant fails to pay any amount of Minimum Rent or additional rent when due, such unpaid amount shall bear interest from the date due until paid, at the Interest Rate. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Minimum Rent or additional rent when due will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs are extremely difficult or impracticable to determine.  Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto.  Therefore, if any such installment is not received by Landlord from Tenant within ten (10) days after Tenant receives written notice from Landlord that such sum is owed (provided that no such notice shall be required if Tenant has received one (1) or more written notices of nonpayment or past-due payment from Landlord under this Section within the preceding twelve (12) months), Tenant shall immediately pay to Landlord, in addition to the interest provided above, ten percent (10%) of such payment as a late charge.  Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for Landlord’s loss caused by Tenant’s late payment.  The interest and late charges set forth herein are in addition to the unpaid amount, and acceptance of such late charge shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder or by law to Landlord.

ARTICLE 20:  DEFAULTS BY LANDLORD.

20.1  If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on Landlord’s part to be performed or observed within thirty (30) days after written notice of default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to commence to cure such default within thirty (30) days after written notice thereof from Tenant, said failure shall constitute a default by Landlord under this Lease.

20.2  If Tenant is given notice of the name and address of any mortgagee, then prior to exercising its remedies under this Lease, Tenant shall give written notice of any Landlord’s default to such mortgagee, specifying the default in reasonable detail, and affording such mortgagee the right to perform on behalf of Landlord within thirty (30) days after written notice of Landlord’s default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, within such longer period as shall be reasonable under the circumstances after written notice of Landlord’s default from Tenant.  If such mortgagee does perform on behalf of Landlord, such default shall be deemed cured and Tenant shall have no further remedies with respect thereto. For all purposes under this Lease, “mortgagee” means the holder, beneficiary or ground lessor under any mortgage, deed of trust, security agreement or ground lease or similar instrument affecting the Shopping Center.

20.3  Tenant hereby waives the right to terminate this Lease for Landlord’s defaults, Tenant’s remedies being limited to the right to seek damages or specific performance.  In the event Tenant makes any claim or asserts any cause of action against Landlord:  (a) Tenant’s sole and exclusive remedy shall be against the current rents, issues, profits and other income Landlord receives from Landlord’s operation of the Shopping Center, net of all current operating expenses, liabilities, reserves and debt service associated with said operation (“Net Income” for purposes of this Section only), and subject to the rights of Landlord’s mortgagees; (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) Tenant shall have no right to withhold rent or perform or cure any such alleged defaults of Landlord at Landlord’s expense. The limitations set forth in this Section shall be enforceable by Landlord and/or by any direct or indirect owner, member, shareholder, manager, partner, trustee, officer, director, employee, agent, contractor or property manager of Landlord.

20.4  EXCEPT AS PROVIDED BY THE OTHER PROVISIONS OF THIS LEASE WHICH MAY PRESCRIBE A SHORTER PERIOD, ANY CLAIM, DEMAND, RIGHT OR DEFENSE OF ANY KIND BY TENANT WHICH IS BASED UPON OR ARISES IN CONNECTION WITH THIS LEASE OR NEGOTIATIONS PRIOR TO EXECUTION, SHALL BE BARRED UNLESS TENANT COMMENCES AN ACTION THEREON WITHIN TWELVE (12) MONTHS AFTER THE DATE OF OCCURRENCE OF THE ACT OR OMISSION TO WHICH THE CLAIM, DEMAND, RIGHT OR DEFENSE RELATES; TENANT HEREBY WAIVES ANY STATUTORY LIMITATIONS PERIODS UNDER APPLICABLE CALIFORNIA STATE LAW WHICH MAY PRESCRIBE A LONGER PERIOD.

20.5  Under no circumstances shall either party be liable to the other for any consequential damages under or in connection with this Lease.

20.6  If any sums are payable by Landlord to Tenant pursuant to any provision of this Lease, Landlord shall have the right to first offset from such sum any amounts that are currently payable by Tenant to Landlord pursuant to any provision contained in this Lease.

ARTICLE 21:  ATTORNEY FEES.

21.1 In the event that any party herein employs legal counsel for purposes of collecting sums due under this Lease, or to commence any legal or equitable action or proceedings, including, without limitation, an action for declaratory relief or any other form of relief in order to enforce, interpret, reform, rescind or in any manner affect the provisions of this Lease, or for the breach of this Lease, then the prevailing party, in addition to all provable damages, shall be entitled to reasonable attorneys fees, expert witness fees and costs which may be set by the court in the same action, including any appellate action which may be brought in connection with the underlying action, any motion or adversary proceeding commenced in a bankruptcy proceeding, or any separate action brought for any of these purposes, in addition to any other relief to which the party may be entitled.  In the event no judicial or arbitration proceeding is commenced, or if commenced is not concluded, then the “prevailing party” for purposes of this paragraph shall be the party that obtains a payment or other relief from the other party once an attorney has been engaged by the prevailing party.  All remedies, rights, undertakings, obligations and agreements contained in this Lease shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.  All references in this Lease to Landlord’s attorneys fees and costs shall include, without limitation, the reasonable value of services performed by Landlord’s in-house legal staff.

ARTICLE 22:  PERFORMANCE UNDER PROTEST.

22.1  If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and, subject to the other terms and conditions of this Lease, there shall survive the right on the part of said party to institute suit for the recovery of such sum.

ARTICLE 23:  PARTIAL INVALIDITY.

23.1  If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

ARTICLE 24:  PROTECTION OF MORTGAGEES.

24.1  Tenant agrees to forthwith execute and deliver to Landlord from time to time and at any time upon receipt by it of written request therefor from Landlord, without charge, in such form as may be reasonably required by any mortgagee, an instrument or instruments whereby Tenant will agree to subordinate the lease to the lien of its mortgage, deed of trust, or other encumbrance, provided that such mortgagee agrees, in case of foreclosure, to recognize this Lease as continuing in full force and effect in accordance with the terms thereof, if Tenant is not then in default hereunder. If a mortgagee, or any person claiming under it, shall succeed to the interest of Landlord under this Lease, Tenant agrees to recognize and attorn to said mortgagee or person as Landlord hereunder.  Without limiting in any way Landlord’s or Landlord’s mortgagee’s rights under this Article 24, Tenant agrees that it will execute any subordination agreement which has as its material provisions those set forth in Exhibit D attached hereto and incorporated herein by this reference or, at Landlord’s request, such other form as then may be customarily required by Landlord’s mortgagee.  Tenant acknowledges that any mortgagee has the right to subordinate at any time its interest in this Lease and the leasehold estate to that of Tenant, without Tenant’s consent.  Tenant shall, within ten (10) days after written request therefor, execute and deliver such documents as are requested by the mortgagee to confirm such subordination.   In the event Landlord’s current or future mortgagee requires modifications or revisions to this Lease, Tenant shall not unreasonably withhold its consent to such modifications or revisions, provided the modifications or revisions do not materially diminish Tenant’s rights, or materially increase Tenant’s obligations, under this Lease.

ARTICLE 25:  ESTOPPEL CERTIFICATES; TENANT FINANCIAL STATEMENTS.

25.1  Tenant shall, without charge, at any time and from time to time, within ten (10) business days after written request from Landlord, deliver a written instrument to Landlord, any mortgagee, and/or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, in such  form as may be customarily required by Landlord’s mortgagee or as may otherwise be reasonably required by Landlord.  Tenant’s failure to execute and deliver any such instrument within said ten (10) day period shall be deemed to make conclusive and binding upon Tenant in favor of Landlord and any such mortgagee or other person the statements contained in such instrument without exception.  If Tenant is required to deliver more than four (4) estoppel certificates in a single calendar year, Landlord shall reimburse Tenant upon demand for its reasonable, out-of-pocket costs to prepare any additional estoppel certificate(s) required to be delivered by Tenant during the remainder of such calendar year

25.2  Within ten (10) business days after request therefor by Landlord, Tenant shall supply to Landlord and/or any mortgagee or proposed mortgagee, purchaser or transferee of Landlord’s interest in the Shopping Center, financial statements of Tenant and of any Guarantor of this Lease prepared in accordance with generally accepted accounting principles, consistently applied, and accurately reflecting the financial condition of Tenant, and any Guarantor, together with such additional financial information as may be required by any such party.

25.3  In connection with any Occupancy Transaction, Encumbrance or personal property financing permitted under this Lease, Landlord agrees to furnish Tenant with a similar estoppel certificate, provided Tenant is not then in default (after the receipt of notice and expiration of any applicable cure period) and has opened for business in the Premises, and provided further that such instrument is reasonably satisfactory to Landlord as to form and content and Landlord is reimbursed for its reasonable attorneys’ fees and other costs in connection with its preparation or review of the same.

ARTICLE 26:  ACCESS TO PREMISES.

26.1  Landlord and/or Landlord’s authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to actual or prospective insurers, governmental authorities, purchasers or mortgagees, and, during the last year of the Lease Term or during any period in which Tenant is in default of its obligations under this Lease, to potential occupants. Tenant additionally shall permit Landlord, or Landlord’s authorized representatives, to enter the Premises at all times during usual business hours to inspect the Premises, to perform Landlord’s duties under this Lease, and to perform any work therein (a) that may be necessary to comply with legal requirements, (b) that Landlord may deem necessary to prevent waste or deterioration of the Premises or Shopping Center, and (c) that Landlord may deem necessary in connection with the expansion, reduction, remodeling, maintenance, repair or renovation of any portion of the Shopping Center. Landlord may also enter to post notices of non-responsibility and the like in connection with Improvements made by Tenant (which notices shall not be removed by Tenant until after the expiration of the statutory lien period).

ARTICLE 27:  WAIVER.

27.1  No covenant or condition of this lease can be waived except by written consent of Landlord, and forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Tenant to which the same may apply, and, until complete performance by Tenant of said covenant or condition, Landlord shall be entitled to invoke any remedy available unto it under this lease or by law, despite said forbearance or indulgence.  The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.

27.2  The waiver by one party of the performance of any covenant, condition or promise shall not be considered to be a waiver by it of any other covenant, condition, or promise.  The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or identical act required to be performed at a later time.

ARTICLE 28:  SALE OR CONVEYANCE BY LANDLORD.

28.1 If Landlord, at any time, sells, conveys, transfers or otherwise divests itself or is divested of Landlord’s interest (“transfer”) in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities hereunder, provided the transferee assumes, in a written instrument for the benefit of Tenant, all obligations and liabilities hereunder.  Any Security Deposit or other funds of Tenant then being held by Landlord shall be delivered to Landlord’s successor.  The obligations to be performed by Landlord hereunder shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

ARTICLE 29:  END OF TERM.

29.1  Upon the Expiration Date or earlier termination of this Lease, subject to Section 19.5, Tenant shall remove all of Tenant’s trade fixtures, furniture, furnishings, and other personal property from the Premises, repair any damage caused by such removal, and surrender possession of the Premises to Landlord in broom clean condition and good state of repair, except ordinary wear and tear.  All Improvements made by Tenant shall be deemed to have attached to the Premises and to have become the property of Landlord upon such attachment.  At the Expiration Date or earlier termination of this Lease, Tenant shall remove Tenant’s storefront sign and any other illuminated signage in the Premises, as well as those other Improvements as directed by Landlord, at Tenant’s cost, and shall repair any damage caused by such removal. No termination or expiration of this Lease shall relieve Tenant from any indemnities, liabilities, monetary obligations or other obligations which shall have accrued or relate to a period prior to the termination or expiration of this Lease. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on any such date.

ARTICLE 30:  SIGNS.

30.1  Subject to Tenant obtaining all necessary governmental approvals, Tenant shall, at its sole cost and expense, install signage identifying Tenant’s business in the Premises. All exterior signage or interior signage which is visible from the exterior of the Premises which Tenant desires to install or construct at or on the Premises shall comply with all legal requirements and Landlord’s sign criteria for the Shopping Center, as the same may exist from time to time, and shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Tenant shall pay the cost of providing utility service to such signs and the cost of all utilities used by same.  Any taxes upon the signs shall be paid directly by Tenant to the taxing authority.  Tenant shall remove such signs at the end of the Lease Term.  Tenant, at its sole cost and expense, shall make all repairs required by reason of the installation, maintenance and removal of its signs. No sign, picture, placard, advertisement, notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by Tenant on any part of the exterior of Premises or the interior of the Premises which is visible from the exterior of the Premises, the Building or the Common Area, except with the prior consent of Landlord.  Landlord reserves the exclusive right in its sole discretion to develop, modify and control all internal and external signage, advertising and display devices at the Shopping Center.  Upon notice from Landlord, Tenant shall immediately remove any signs, advertising or display devices erected or maintained in violation of this Lease or such sign criteria, and if Tenant fails to do so, Landlord may enter the Premises and cause such item to be removed; the cost of such removal and of the restoration of any damaged property, together with a fifteen percent (15%) administrative fee, shall be paid by Tenant upon demand as additional rent.

ARTICLE 31:   INTENTIONALLY DELETED.

ARTICLE 32:  NOTICE.

32.1  Wherever in this Lease it shall be required or permitted that any notice, request, report, communication or demand be given, served or transmitted by either party to this Lease to or on the other, such notice or demand shall be in writing and shall be personally delivered or forwarded by certified mail, return receipt requested, or by nationally recognized courier service providing written confirmation of delivery, to the addresses of the parties as follows:

if to Landlord:

Krausz Enterprises

Post Office Box 2844

South San Francisco, CA 94083-2844

if to Tenant:

Chicago Pizza and Brewery, Inc.

16162 Beach Boulevard, Suite 100

Huntington Beach, CA 92647

Attn:  Paul Motenko, CEO

Notice shall be deemed to have been given or served on the delivery date indicated by the United States Postal Service or courier service on the return receipt or on the date such delivery is refused, unless Tenant is served personally, in which event the date of personal delivery shall be deemed the effective date of notice.  Either party may change its address by providing written notice as specified herein; provided, however, that all addresses provided must be the actual street address of a residence or business establishment. If either party fails to notify the other of a change in address, notice shall be deemed given on the date the other party receives the returned notice marked “undeliverable.”  The foregoing method of service shall be exclusive, and each party waives, to the fullest extent permitted under law, the right to any other method of service required by any statute or law now or hereafter in force. Whenever multiple notices are sent or multiple methods of transmitting any notice are utilized, any time period that commences upon the giving or deemed giving of such notice shall commence upon the earliest date such delivery is effectuated, and such time shall not be extended by operation of law or otherwise because of any later delivery of the same notice.

ARTICLE 33:  BROKERS.

Landlord and Tenant represent to each other that no broker or finder is entitled to any commission by reason of the negotiation and execution of this Lease.  Each party shall indemnify, defend and protect and hold the other harmless from any costs, losses, claims, damages, judgments or expenses (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of such party. Each party’s obligations under this Article 33 shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 34:  FORCE MAJEURE.

The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues:  strikes, lockouts, labor disputes, acts of God, inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform.  Notwithstanding the foregoing (a) the occurrence of such events shall not excuse Tenant’s obligations to pay Minimum Rent or additional rent or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event, and (b) should the work performed by Tenant or Tenant’s contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant’s performance.

ARTICLE 35:  MISCELLANEOUS.

35.1  The language in all parts of this Lease shall be construed as a whole and simply according to its fair meaning and not strictly for or against either the Landlord or the Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of the Landlord.

35.2  This Lease shall be governed by and construed in accordance with the laws of the State of California. Each party consents to personal jurisdiction and venue in the State of California and judicial district in which the Shopping Center is located.

35.3  The Article and Section headings in this Lease are for convenience only and are not a part of this lease and do not in any way limit or simplify the terms and provisions of this Lease, nor shall they be used to determine the intent of the parties.

35.4  Time is of the essence of this Lease and each and all of its provisions.

35.5  This Lease shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord, and each of them, and shall be binding on the permitted heirs, executors, administrators, successors and assigns of Tenant, and each one of them always providing that nothing in this Section contained shall impair any of the provisions set forth in Article 16.

35.6  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease Term hereof, and such acceptance of surrender by Tenant must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.

35.7 Each party acknowledges that:

        A.            This Lease, and the exhibits and schedules attached hereto, if any (this “Lease”) contain the entire and only agreement between the parties, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (“Representations”) between Landlord and Tenant concerning the Premises and the Shopping Center, and there exist no Representations, either oral or written, between them other than those in this Lease.  No oral agreement or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way or terminated, except by a writing executed by both parties.

        B.            This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant.  Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representations, no such Representations shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations.

        C.            This Lease shall be effective only when it is signed by both the Landlord and Tenant.  Tenant’s submission of a signed lease for review by Landlord does not give Tenant any interest, right, or option in the Premises.

35.8  Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease, which shall be in form reasonably satisfactory to the other party, for recording purposes.  The party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto. Within five (5) business days following the expiration of the Lease Term or the sooner termination of this Lease, Tenant shall furnish Landlord with a recordable instrument, reasonably satisfactory to both parties, quitclaiming or releasing any such short-form memorandum of this Lease.  Tenant’s obligation under this Section shall survive the Expiration Date or sooner termination of this Lease.

35.9  Tenant covenants for itself, its heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, age, physical handicap or medical condition, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, and Tenant and any person claiming under or through Tenant shall not establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, licensees, vendees or customers in the Premises.

35.10  Tenant represents, warrants and covenants to and with Landlord that Tenant shall at no time use or permit the Premises to be used in violation of any Federal, state and local laws, including all zoning laws and ordinances, and all regulations, codes, requirements, public and private land use restrictions, rules and orders (collectively, “Regulations”) that apply to the Building or Tenant’s use or occupancy thereof, including any Regulations which relate to or govern Hazardous Materials (defined below) and/or the environmental conditions in, on, under or about the Premises, including, but not limited to, air quality, soil and surface and subsurface water conditions (collectively, “Environmental Regulations”).  Tenant shall assume sole and full responsibility for, and shall remedy at its sole cost and expense, all such violations.  Tenant shall at no time use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Premises any hazardous or toxic substances, wastes or related materials (“Hazardous Materials”) or permit or allow any third party to do so, without Landlord’s express prior written consent and Tenant’s compliance, at Tenant’s sole cost and expense, with all Environmental Regulations.  Tenant shall pay or reimburse Landlord for any costs or expenses incurred by Landlord, including reasonable attorneys’, engineers’, consultants’ and other experts’ fees and disbursements, incurred or payable to determine, review, approve, consent to or monitor compliance with Environmental Regulations. Landlord may enter the Premises without any liability whatsoever for the purposes of inspecting the Premises and inspecting the performance by Tenant of the terms and conditions hereof.  Except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of any and all intended entries or inspections.  Landlord’s election to conduct such inspections shall not be construed as approval of Tenant’s use of the Premises or any activities conducted thereon, and shall in no way constitute an assumption by Landlord of any responsibility whatsoever of Tenant’s use of the Premises or Hazardous Materials.  Further, Tenant shall give to Landlord immediate notice of the presence of any Hazardous Materials and/or the applicability or violation of any Environmental Regulations. For the purposes hereof, Hazardous Materials shall include, but not be limited to, asbestos, asbestos-containing matter, and the group of organic compounds known as polychlorinated biphenyls, as well as substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq; (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802;  the Resource Conservation Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. (“RCRA”); those substances identified in regulations, orders, and publications adopted pursuant to California Health and Safety Code and in the regulations adopted and publications promulgated pursuant thereto and any Environmental Regulation which now exists or which may be enacted or become effective after the date of this Lease; all as the foregoing may be amended or recorded from time to time. In addition, Tenant shall indemnify and hold Landlord harmless from and against, and shall reimburse the Landlord for any loss, claim, liability, damages, injuries (to person, property or natural resources), cost, expense, action or cause of action, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the release, presence, use, generation, storage or disposal of Hazardous Materials at the Premises, including, without limitation, the cost of any required or necessary repair, clean-up, detoxification, or other compliance with any law, regulation or order with respect to the discharge or removal of such substances and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following termination of the Lease or transfer of title to the Premises, all costs associated  claims for damages to persons or property, and Landlord’s reasonable attorneys’ and consultants’ fees and court costs, to the full extent that the same are attributable, directly or indirectly, to the use, release, generation, storage or disposal of Hazardous Materials on the Premises.  Tenant’s duty to indemnify Landlord shall survive the expiration, termination, release and/or cancellation of the Lease.

35.11  As used in this Lease, “leasable area” means (i) with respect to the Premises, the square footage of the Premises set forth in Section 1.1; and (ii) with respect to any other area, the aggregate number of square feet of floor space of all floor levels therein, excluding any mezzanine space not used for sales, measured from the exterior surface of building walls and  from the center line of side demising walls, without deduction for the width of or space occupied by air conditioning equipment, columns, sprinkler risers, roof drains, structural braces, expansion joints and/or shear walls. Common Area shall not be considered “leasable area”.

35.12  Wherever in this Lease consent, approval or permission (collectively referred to in this Section as “consent”) is required, such consent shall be given in writing and shall not be unreasonably withheld or delayed, unless otherwise expressly provided.  Landlord shall not be deemed to have withheld Landlord’s consent unreasonably where Landlord’s right to give Landlord’s consent is conditioned on Landlord obtaining the consent of any other person, entity, agency or government authority and such other person, entity, agency or government authority does withhold its consent.  If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this

Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent.

35.13  Landlord shall have the absolute right to lease or permit the use or occupancy of space in the Shopping Center as Landlord shall determine in Landlord’s sole and absolute judgment.  Tenant does not rely on the fact, nor does Landlord represent, that there shall be any specific occupants or minimum occupancy level of space in the Shopping Center at any time.

35.14   If two (2) or more persons or corporations execute this Lease as Tenant, the word “Tenant” as used in this Lease shall refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants and conditions of this Lease shall be joint and several.  The masculine pronoun used herein shall include the feminine or the neuter, as the case may be, and the use of the singular shall include the plural. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

35.15  Should Landlord be or become a real estate investment trust during the Lease Term, Landlord may request reasonable amendments to the Lease to preserve its status as such under applicable law, and Tenant will not unreasonably withhold, delay or defer Tenant’s consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant’s interest in the Premises.

35.16  To secure the payment of rent and the performance of Tenant’s other obligations hereunder, Tenant hereby grants to Landlord an express contractual lien on and security interest in all equipment, inventory, fixtures, consumer goods, goods and any and all personal property of any kind or character of Tenant which may be placed in or on the Premises and also upon all proceeds thereof (including the proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property).  This lien and security interest are given in addition to, and not in lieu of, Landlord’s statutory lien and shall be cumulative thereto.  To the extent permitted by law, this lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser at any such sale upon being the highest bidder.  Upon request of Landlord, Tenant shall execute Uniform Commercial Code financing statements relating to the aforesaid security interest.  Prior to the installation of fixtures, equipment or improvements permanently affixed to the Premises or which would otherwise become the property of Landlord under the terms of this Lease, Tenant shall notify the holder of any security interest in the same of Landlord’s rights to such property under the terms of this Lease, and at the request of Landlord, Tenant shall furnish Landlord with evidence of such notification.

Notwithstanding anything to the contrary set forth in this Lease, Landlord hereby subordinates any liens which Landlord may have against Tenant’s personal property, trade fixtures, equipment or  merchandise therein, whether such lien is statutory, constitutional, or contractual, or arises out of operation of law or otherwise (collectively, “Landlord’s Lien”) to any lien(s) on such property in favor of any lender or personal property lessor holding an interest therein, including but not limited to any personal property lessor, any vendor or supplier, and/or the lender under any revolving line of credit or letter of credit facility financing obtained by Tenant. The foregoing subordination is intended to be automatic and self-executing, but Landlord shall execute such instruments and agreements in connection therewith as Tenant (or its lender(s) or lessor(s)) may reasonably request from time to time, provided Tenant is not then in default (after the receipt of notice and expiration of any applicable cure period) and has opened for business in the Premises, and provided further that such instrument is reasonably satisfactory to Landlord as to form and content and Landlord is reimbursed for its reasonable attorneys’ fees and other costs in connection with its preparation or review of the same..

35.17   If Tenant is a corporation, the person or persons executing this Lease on behalf of Tenant covenant and warrant as of the date Tenant executes and delivers this Lease that:  (a) Tenant is a duly constituted corporation, qualified to do business in the State of California, (b) Tenant has paid all applicable franchise and corporate taxes, (c) Tenant will file when due all future forms, reports, fees and other documents necessary to comply with applicable laws, and (d) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant’s bylaws or a certified copy of a resolution authorizing the same by Tenant’s board of directors.  Landlord hereby represents and warrants to Tenant that this Lease has been duly executed and delivered by Landlord.

35.18   Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties hereto.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants of the Shopping Center.  Each of the parties hereto agrees that such party, and its respective partners, officers, directors, employees, agents and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that each party may disclose the terms hereof to its lenders or prospective lenders or its accountants who audit its financial statements or prepare its tax returns, to any prospective transferee of all or any portions of its interests hereunder, to any governmental entity agency or person to whom disclosure is required by applicable law or regulation and in connection with any action brought to enforce the terms of this Lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights or obligations of the parties hereunder, and provided further that Tenant may make such disclosures as may otherwise be required in connection with Tenant’s status as a publicly-held company.

35.19  This Lease may be executed in counterparts, each of which is an original but all of which shall constitute one and the same instrument.

This Lease is continued directly on the Signature Page.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the Execution Date.

LANDLORD:

KRAUSZ ENTERPRISES,
a California general partnership

By:
F. Ron Krausz,
a general partner

TENANT:

CHICAGO PIZZA & BREWERY, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

Note: If Tenant is corporation, its authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president, vice president, or chairman of the board, and the corporate secretary, assistant secretary, chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide in which event, the bylaws or a certified copy of the resolution, as the case may be, must be provided to Landlord.

EXHIBIT A

SITE PLAN

EXHIBIT B

RULES AND REGULATIONS

1.               Tenant will deposit its trash only in the Shopping Center trash receptacles and shall participate in and comply with any procedures established for the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.

2.               Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day.  Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of the Premises while the Shopping Center is open for business.

3.               Tenant shall not solicit business in the parking areas or display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, whether belonging to Tenant, or to Tenant’s agent, or to any other person, nor shall Tenant distribute, or cause to be distributed, in the Shopping Center, any handbills or other advertising devices.

4.               Employees of Tenant shall not park their automobiles in those automobile parking areas of the Common Area which Landlord may from time to time designate for use by patrons of the Shopping Center.  Tenant shall not leave vehicles in the parking area overnight or long-term nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. All vehicles must be parked entirely within the painted stall lines of a single parking stall, and Tenant may not park or permit its employees to park (i) in areas not striped for parking; (ii) in driveways; (iii) where “no parking” signs are posted; (iv) in cross-hatched areas; and (v) in such other areas as may be designated by Landlord or its parking operator.  Unless otherwise marked by Landlord, the speed limit within all parking areas shall be 10 miles per hour.  All directional signs and arrows must be observed by Tenant.  Washing, waxing, cleaning or servicing of any vehicle by Tenant is prohibited.

5.               At Landlord’s election, Tenant and its employees shall park their cars only in those parking areas, if any, as are from time to time designated for that purpose by Landlord for employee parking and Landlord may change such designated areas at any time upon written notice to Tenant. Landlord may, if such violation continues following Tenant’s receipt of written notice thereof from Landlord (provided that no such notice shall be required if Tenant has received one (1) or more written notices of violation from Landlord under this Paragraph within the preceding twelve (12) months), charge the vehicle owner a commercially reasonable fine, immobilize and/or tow from the Shopping Center any vehicle parked in violation hereof, and/or attach violation stickers for notice to such vehicle.  Tenant further agrees to hold Landlord harmless and defend Landlord against any and all claims of owner(s) of the vehicles which are fined or towed or to which violation stickers have been stuck.

6.               If Landlord elects or is required to limit or control parking by customers or invitees of the Shopping Center, whether by validation or parking tickets or any method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto.

Exhibit B, Page 1

7.               Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects in any part of the Shopping Center other than inside the Premises and Tenant shall not solicit or distribute materials in any manner in any part of the Shopping Center other than the Premises.

8.               No animals or pets are permitted in the Premises other than as required by law (e.g., seeing eye or guide dogs).

9.               Tenant shall not place, affix or maintain any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items outside the Premises, or on the sidewalk, the storefront, the glass panes and supports of the show windows, or any window, door, roof or demising wall of the Premises, except such signs as Landlord shall approve in writing in accordance with this Lease, nor shall any of said items be placed within the Premises in such a manner as to materially obstruct a view of Tenant’s store from the Shopping Center or from any part of the outside, nor shall Tenant place any vents, structures, improvements, or obstructions of any type or kind on the exterior of the Premises.  Landlord shall have the right, without prior notice to Tenant and without any liability, to remove any of the foregoing from the Premises, except for items as to which Tenant shall have first received express written approval of Landlord as to size, type, color, location, copy, nature and display qualities.  Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Premises.

10.         Tenant shall utilize no medium which can be heard or experienced outside of the Premises.

11.         Tenant shall not cause or permit to be used any advertising materials or methods which are objectionable to Landlord, including without limitation, loudspeakers, mechanical or moving display devices, unusually bright or flashing lights and similar devices the effect of which may be seen or heard outside the Premises.

12.         Tenant shall not use any sign or advertising material that is not of professional quality.

13.         Tenant shall not erect an aerial or antenna, loudspeaker or other device on the roof or exterior walls of the Premises. Tenant shall not interfere with broadcasting or reception from or in the Building or elsewhere. Nor shall Tenant make any penetration through the roof without prior written consent from the Landlord.

14.         Tenant shall not install or affix to the exterior of the Premises any lighting or plumbing fixtures, shades, awnings, or exterior decorations (including exterior painting).

15.         Tenant shall keep its display windows well lighted during all operating hours of Tenant, but in no event less than the hours, if any, established by Landlord as the operating hours of the Shopping Center plus one hour before opening and one hour after the closing of the Shopping Center.

16.         Landlord reserves the exclusive right in its sole discretion to develop, modify and control for signage, advertising and display devices at the Shopping Center.  Except for such signage as has been previously approved by Landlord in writing, Tenant shall immediately remove any signs or advertising or display devices erected or maintained in violation of this Lease or such criteria, and if Tenant fails to do so after notice from Landlord, Landlord may enter the Premises and cause such item to be removed, and the cost of such removal and restoring any damaged property shall be paid by Tenant upon demand.

Exhibit B, Page 2

17.         Tenant shall at all times keep its store well stocked with new items for retail sale, consistent with good retail merchandising practices and with the use clause and other provisions of this Lease.

Tenant shall be responsible for the observance of the forgoing rules and regulations by Tenant’s employees, agents, customers, invitees and guests  Landlord may waive any one or more the rules and regulations as to any tenant without being construed as having waived same as to any other tenant. Landlord reserves the right upon two (2) business days’ prior written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Shopping Center, or to establish additional rules and regulations when, in Landlord’s sole judgment, it is necessary, desirable or proper for the best interest of the Shopping Center and its tenants.

Exhibit B, Page 3

EXHIBIT C

CONSTRUCTION PROVISIONS

I.                                         DESCRIPTION OF LANDLORD’S WORK

None.  Tenant shall accept the Premises in “as is” condition.  Tenant has inspected the existing building and acknowledges that the Premises are in satisfactory condition.  Landlord shall have no responsibility to pay for any improvements to the Premises or perform any work with respect to the improvements to the Premises.

II.            DESCRIPTION OF TENANT’S WORK

1.             “Tenant’s Work” shall have the same meaning as set forth in Section 2.1 of this Lease and shall include, without limitation, demolition, grading and compaction of the Premises as a building pad (if applicable), payment for all utilities, utility connection fees, plan fees, and permits including conditional use permit, the purchase and/or installation of all of the Improvements necessary to construct and complete construction of Tenant’s store.  All costs of Tenant’s Work shall be paid for by the Tenant regardless of whether or not Tenant actually performed the work.  Tenant’s Work shall be designed, constructed and installed pursuant to the requirements and criteria as set forth in the Tenant Package.

Tenant shall retain a designer (“Architect, Engineers and/or Designer”) to prepare Improvement Plans as defined below. The Architect/Engineer/Designer shall be licensed to practice in the State of California and be familiar with the building, the base building plans, and with all applicable laws, statutes, codes, rules and regulations (collectively, “Laws”) applicable to Tenant’s Work.

Tenant shall be required to use a contractor that is licensed, bonded, insured in the State of California, and pre-approved by Landlord prior to Tenant commencing work in the Premises.

2.             Improvement Plans

a.             Base Building Plans.   Landlord has previously permitted access and provided site and other additional information sufficient to allow the Tenant’s Architect/Engineer/Designer to prepare Site Plans and Exterior Elevations, Civil Site and Utility Plans, Preliminary Plans (all disciplines), Final Plans (all disciplines) as defined below. Tenant also acknowledges the Improvement Plan document timeline and milestone dates as defined below.

                                                b.             Site Plans and Exterior Elevations:    By the “Plan Submittal Date” set forth in Section 2.1 of this Lease, Tenant shall provide to Landlord Site Plans and Exterior Elevations for Tenant’s building. The Site Plans shall indicate the location and orientation of the building on the site, proposed entries, driveways, handicap parking stalls and building utility locations (transformers, grease interceptors, water supply, etc.) and landscaping. Exterior Elevations shall depict the building exterior appearance and finishes from each compass direction. Landlord shall review and approve the Site Plans and Exterior elevations and/or

Exhibit C, Page 1

provide Tenant with its comments within ten (10) days after Landlord’s receipt of said plans. If disapproved the Tenant shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure will be repeated until Landlord ultimately approves the Site Plans and Exterior Elevations. On receipt of Landlord’s approval, Tenant shall immediately submit approved Site Plans and Exterior Elevations to the City of Cerritos Department for Conditional Use Permit and City Council approval.

c.             Preliminary Plans:                 Within thirty (30) days after receipt of Landlord’s approval of the Site Plan and Exterior Elevations, Tenant shall provide complete Preliminary Plans for Landlord’s review and approval. The Preliminary Plans shall be based upon and shall incorporate the approved Site, Utility and Exterior Elevation Plans. These Plans shall include Tenant’s interior space plan with sufficient information and details of interior finish, exterior signage, roof plan, etc. Preliminary Plans will also include civil, architectural, structural, mechanical, plumbing and electrical plans with sufficient information for Landlord’s review. Landlord shall review and approve these Plans and/or provide Tenant with its comments within ten (10) days after Landlord’s receipt of same. If disapproved the Tenant shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof. This procedure will be repeated until Landlord ultimately approves the Preliminary Plans.

d.             Final Plans:            Within fifteen (15) days following receipt of Landlord’s approval and comments on the Preliminary Plans, the Final Plans shall be prepared by the Tenant’s Architect/Engineer/Designer and submitted to the Landlord for approval. The Final Plans shall be a fully coordinated and engineered set of civil, architectural, structural, mechanical, plumbing and electrical plans and specifications to allow for the full and complete construction of the Tenant Improvements. Landlord shall review and approve these Plans and/or provide Tenant with its comments within ten (10) days after Landlord receipt of same. If disapproved the Tenant shall make all necessary revisions within five (5) days after Tenant’s receipt thereof. This procedure will be repeated until Landlord ultimately approves the Final Plans. On receipt of Landlord’s approval of Final Plans, Tenant shall promptly submit approved Preliminary Plans to the City of Cerritos Building and Safety Department for plan check review and building permits.

Contractor Insurance and Indemnity Requirements:

Tenant’s contractor agrees to indemnify, defend and hold harmless Landlord’s beneficiaries and their respective agents and employees from and against all claims, liabilities, losses, damages, and expenses of whatever nature including those to the person and property of Tenant’s contractor, its employees, agents, invitees, licensees and others arising out of or in conjunction with the performance of Tenant’s Work except to the extent same may arise out of Landlord’s, Landlord’s beneficiaries’ or their agents’ or employees’ negligence, it being understood that the foregoing indemnity shall be in addition to the insurance requirements set forth below and shall not be in discharge of or in substitution for same.

Exhibit C, Page 2

Before commencement of construction, Tenant’s contractor shall provide to Landlord evidence of the following insurance:

Comprehensive General Liability must include Premises/Operations, Products/Completed Operations, Blanket Contractual, Personal Injury, Broad Form PD, Explosion, Collapse and Underground Damage.  This General Liability must be a minimum of $2,000,000.  It must cover a minimum of all operations other than Auto and Worker’s Compensation, or must carry a minimum rating of “A plus VII” or better.

General Liability must be the “Occurrence” type.  The occurrence coverage provided must apply to covered losses that occur during the policy period regardless of when the claim is reported.  Certificates showing “Claims Made” and “Modified Occurrence” coverage shall not be acceptable.

The Auto insurance policy shall be for “any auto”, thus providing coverage for owned, rented or hired vehicles of the insured and the insured’s liability arising from the use of his employees vehicles for a required minimum of $2,000,000.  If the entity (contractor) issuing the certificate claims to not own any vehicles, the minimum general liability insurance acceptable policy shall cover “Non-Owned” and “Hired” vehicles.

The Owner (Landlord) prefers the Umbrella Form of Excess Liability coverage for a minimum of $2,000,000.

Workers’ Compensation policies in the State of California also cover Employers’ Liability.  The Employers’ Liability policy shall show a minimum statutory limit of $1,000,000 per accident or disease.

NOTICE

If the contractor’s Workmen’s Compensation policy is not furnished by the same insurance provider as the General Liability policy and certificate, an additional certificate and endorsement must be submitted from your Workers’ Compensation provider for this

portion of the insurance.  It must name the Landlord as certificate holder.

The insurance as is afforded by this policy, for the benefit of the additional insured (Landlord as is noted below) shall be primary insurance and any insurance maintained by the additional insured shall be excess and non-contributory.

Landlord requires that Tenant’s contractor’s certificate of Workers Compensation insurance include an endorsement indicating that coverage is primary.

In the case of Aircraft Liability or Crane Lifting Liability, etc., specialized coverage must be provided to the Landlord.  Contact the Landlord for the limits and the coverage required for any unusual activities.

In all instances other than Worker’s Compensation, the Landlord must be named as “Additionally Insured” and “Certificate Holder”.  Based on the jobsite, the Landlord should read as follows:

Exhibit C, Page 3

                The Krausz Companies, Inc., a California Corporation

                Krausz Enterprises, a California Corporation

                Bank of America (Lender)

Each contractor must read and sign the attached Tenant Contractor Indemnification Release Form.

Exhibit C, Page 4

LESSEE CONTRACTOR INDEMNIFICATION RELEASE FORM

To the fullest extent permitted by law, Tenant’s Contractor shall indemnify, defend, protect, and hold harmless The Krausz Companies, Inc., Krausz Enterprises, Bank of America, their officers, agents and employees and any other person designated by Landlord, and officers, directors, members, managers, shareholders, partners, representatives, agents and employees of each of them (collectively the “Indemnitiees”) from and against all claims, demands, liabilities, damages, losses, costs and expenses, including but not limited to attorney’s and Contractor’s fees and expenses, arising out of or resulting from the performance of the work, provided that any such claim, damage, loss, cost or expense is caused in whole or in part by any willful or negligent act or omission of Tenant’s Contractor, any Subcontractor, anyone directly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder.  Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity, which would otherwise exist as to any party or person, described in this paragraph.

In any and all claims against of the Indemnitiees, the indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to Tenant’s Contractor under workmen’s compensation acts, disability benefit acts or other employee benefit acts.

Tenant Store Name	Contractor

Date	Best Plaza Tenant’s Address

Contractor License Number

Exhibit C, Page 5

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attn:
Loan No.:

                                                                                         SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

 AND TENANT ESTOPPEL

                NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                This Subordination, Nondisturbance and Attornment Agreement (“Agreement”) is entered into as of the           day of                   , 199     by and among                                                  (“Tenant”),                                                                (“Borrower”) and                                                                            (“Lender”).

Factual Background

                A.            Borrower owns certain real property in the County of                   , State of California, more particularly described in the attached Exhibit A.  The term “Property” herein means that real property together with all improvements (the “Improvements”) located on it.

                B.            Lender has made or agreed to make a loan to Borrower in the principal amount of $                       (the “Loan”) as provided in a loan agreement (the “Loan Agreement”).  The Loan is or will be evidenced by a promissory note (the “Note”) which is or will be secured by a deed of trust encumbering the Property (the “Deed of Trust”) with an assignment of rents.  The Loan Agreement, the Note, the Deed of Trust, this Agreement and all other documents and instruments identified in the Loan Agreement as “Loan Documents” shall be collectively referred to herein as the “Loan Documents.”

                C.            Tenant and Borrower (as landlord) entered into a lease dated            , 199    (the “Lease”) under which Borrower leased to Tenant a portion of the Improvements located within the Property and more particularly described in the Lease (the “Premises”).

                D.            It is a requirement of the Loan to Borrower that Tenant agree, among other things, to subordinate Tenant’s rights under the Lease to the lien of the Loan Documents and to attorn to Lender on the terms and conditions of this Agreement.  Tenant is willing to agree to such subordination and attornment and other conditions, provided that Lender agrees to nondisturbance provisions, all as set forth more fully below.

Agreement

Therefore, the parties agree as follows:

                1.             Subordination.  The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it.  The Lease and leasehold estate, together with all rights and privileges of Tenant under that Lease, are hereby unconditionally made subordinate to the lien of the Loan Documents in favor of Lender.  Tenant consents to Borrower and Lender entering into the Deed of Trust and the other Loan Documents.  Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Premises to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

                                 Tenant further declares, agrees and acknowledges that in making disbursements under the Loan Documents Lender has no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom they are disbursed by Lender, and any application or use of such proceeds for purposes other than those provided for in the Loan Documents shall not defeat the subordination made in this Agreement, in whole or in part.

                2.             Definitions of “Transfer of the Property” and “Purchaser.”  As used herein, the term “Transfer of the Property” means any transfer of Borrower’s interest in the Property by foreclosure, trustee’s sale or other action or proceeding for the enforcement of the Deed of Trust or by deed in lieu thereof.  The term “Purchaser,” as used herein, means any transferee, including Lender, of the interest of Borrower as a result of any such Transfer of the Property and also includes any and all successors and assigns, including Lender, of such transferee.

                3.             Nondisturbance.  The enforcement of the Deed of Trust shall not terminate the Lease or disturb Tenant in the possession and use of the Premises unless (i) there shall then exist a breach, default, or event of default on the part of Tenant under the Lease or this Agreement, and (ii) Lender so notifies Tenant in writing at or prior to the time of the foreclosure sale that the Lease will be terminated by foreclosure because of such breach, default or event of default.  The nondisturbance herein granted is subject to section 5  below.  This nondisturbance applies to any option to extend or renew the Lease term which is set forth in the Lease as of the date of this Agreement.

Exhibit D, page 2

                4.             Attornment.  Subject to Section 3 above, if any Transfer of the Property should occur, Tenant shall and hereby does attorn to Purchaser, including Lender if it should be the Purchaser, as the landlord under the Lease.  Tenant shall be bound to Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the Lease term and any extensions or renewals of it which may then or later be in effect under any validly exercised extension or renewal option contained in the Lease, all with the same force and effect as if Purchaser had been the original landlord under the Lease, including the payment of all rent required to be made by Tenant pursuant to the terms of the Lease.  This attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the landlord under the Lease.

                Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Borrower to collect rents, as provided in the Deed of Trust, and directing the payments of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Borrower is in default under the Loan and/or the deed of Trust. To the extent that the Lease shall entitle Tenant to notice of any deed of trust, this agreement shall constitute such notice to Tenant with respect to the Deed of Trust and Tenant hereby waives notice of any and all renewals, modifications, extensions, substitutions, replacements, and/or consolidations of the Deed of Trust.

                5.             Subordination of Options and Rights of First Refusal.  The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to any existing or future rights of Tenant, whether arising out of the Lease or otherwise, regarding the use of insurance proceeds or condemnation proceeds with respect to the Premises or the Property which is inconsistent with the terms of the Deed of Trust, or to any existing or future rights of Tenant to exercise any option or right of first refusal:

                                (a)           to purchase the Premises or the Property or any interest or portion in or of either of them; or

                                (b)           to expand into other space in the Improvements.

                                Tenant specifically agrees and acknowledges that upon any Transfer of the Property, any such purchase or expansion option or right of first refusal, whether now existing or in the future arising, shall terminate and be inapplicable to the Property notwithstanding the nondisturbance granted to Tenant in Section 3 above.  If any option or right of first refusal to purchase is exercised prior to a Transfer of the Property, any title so acquired to all or any part of the Property shall be subject to the lien of the Loan Documents, which lien shall in no way be impaired by the exercise of such option or right of first refusal.  Lender specifically reserves all of its rights to enforce any accelerating transfer, due on sale, due on encumbrance or similar provision in the Deed of Trust or any other Loan Document.

                6.             Notices of Default; Material Notices; Lender’s Rights to Cure Default.  Tenant shall send a copy of any notice of breach or default or similar statement with respect to the Lease to Lender at the same time such notice or statement is sent to Borrower.  In the event of

Exhibit D, page 3

any act or omission by Borrower which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, or otherwise invoke any of its remedies under the Lease or any other remedies available to Tenant at law or in equity.  Tenant shall not exercise any such right or make any such claim until it has given Lender written notice of such act or omission and Lender shall have either thirty (30) days from and after the expiration of the time period provided for Borrower in the Lease to cure the default if the default is monetary or Lender shall have a reasonable time to cure the default if the default is nonmonetary, so long as Lender pursues such cure with diligence.  Nothing in this Agreement, however, shall be construed as a promise or undertaking by Lender to cure any default of Borrower; Lender shall have the right but not the obligation to cure any breach or default specified in such notice.

                7.             Limitation on Lender’s Performance.  Nothing in this Agreement shall be deemed or construed to be an agreement by Lender to perform any covenant of Borrower as landlord under the Lease.  Tenant agrees that if Lender becomes Purchaser then, upon subsequent transfer of the Property by Lender to a new owner, Lender shall have no further obligations under the Lease after said transfer.

                8.             Limitation on Liability.  No Purchaser who acquires title to the Property shall have any obligation or liability beyond its interest in the Property.

                9.             Tenant’s Covenants.  Tenant agrees that during the term of the Lease, without Lender’s prior written consent, Tenant shall not:

                                (a)           pay any rent or additional rent more than one month in advance of the time when the same becomes due under the Lease to any landlord including Borrower; or

                                (b)           cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as provided in Section 6 above; or

                                (c)           accept Borrower’s waiver of or release from the performance of any obligations under the Lease regarding the length of the term or reduction of rent or otherwise enter into any amendment, modification, termination or cancellation of the Lease (in whole or in part) or other agreement relating to the Lease without Lender’s prior written consent and will not make any payment to Landlord in consideration of any amendment, modification, termination or cancellation of the Lease (in whole or in part); or

                                (d)           assign or sublet any portion of the Lease or the Premises, except as expressly permitted in the Lease; or

                                (e)           make any structural changes to the Premises.

                10.           Lender Not Obligated.  Lender, if it becomes the Purchaser or if it takes possession under the Deed of Trust, and any other Purchaser shall not (a) be liable for any damages or other relief attributable to any act or omission of any prior Landlord under the Lease including Borrower; or (b) be subject to any offset or defense which Tenant may have against any prior landlord under the Lease; or (c) be bound by any prepayment by Tenant of more than

Exhibit D, page 4

one month’s installment of rent; or (d) be obligated for any security deposit not actually delivered to Purchaser; or (e) be bound by any modification or amendment of or to the Lease unless the amendment or modification shall have been approved in writing by the Lender.

                11.           Tenant’s Estoppel Certificate.

                                (a)           True and Complete Lease.  Tenant represents and warrants to Lender that Exhibit B accurately identifies the Lease and all amendments, supplements, side letters and other agreements and memoranda pertaining to the Lease, the leasehold and/or the Premises.

                                (b)           Entire Agreement.  Tenant represents and warrants that the Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises and the Property and Tenant claims no rights with respect to the Premises or the Property other than as set forth in the Lease.

                                (c)           Tenant’s Option Rights.  Tenant has no right or option of any nature whatsoever, whether arising out of the Lease or otherwise, to purchase the Premises or the Property, or any interest or portion in or of either of them, to expand into other space in the Improvements or to extend or renew the term of the Lease, nor any existing claims, defenses or offsets against rental due or to become due under the Lease, except as described in the attached Exhibit C.

                                (d)           No Default.  As of the date of this Agreement, Tenant represents and warrants that to the best of Tenant’s knowledge there exist no breach or event of default or events that with notice or the passage of time or both would constitute a breach or event of default under the Lease on either the Tenant’s part or the Borrower’s, nor are there any claims, defenses or rights of offset against rental due or to become due under the Lease or against any of Tenant’s obligations under the Lease, except as described in the attached Exhibit D.  Tenant represents and warrants that the Lease is in full force and effect as of the date of this Agreement.

                                (e)           Hazardous Substances.  Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Property other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws.  Except for such legal and commercially reasonable use by Tenant, Tenant has no actual knowledge that any Hazardous Substance is present or has been used, generated, released, discharged, stored or disposed of by any party on, under, in or about the Property.  As used herein “Hazardous Substance” means any substance, material or waste (including petroleum and petroleum products), which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

                12.           Assignment.         Tenant acknowledges and consents to the assignment of the Lease by Borrower in favor of Lender.

Exhibit D page 5

                13.           Integrated; Etc.  This Agreement integrates all of the terms and conditions of the parties’ agreement regarding the subordination of the Lease to the Loan Documents, attornment, nondisturbance and the other matters contained herein.  This Agreement supersedes and cancels all oral negotiations and prior and other writings with respect to (a) such subordination (only to such extent, however, as would affect the priority between the Lease and the Loan Documents), including any provisions of the Lease which provide for the subordination of the Lease to a deed of trust or to a mortgage and (b) such attornment, non-disturbance and other matters contained herein.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including the Lease, the terms, conditions and provisions of this Agreement shall prevail.  This Agreement may not be modified or amended except by a written agreement signed by the parties or their respective successors in interest.  This Agreement may be executed in counterparts, each of which is an original but all of which shall constitute one and the same instrument.

                14.           Notices.  All notices or other communications given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below.  Notices shall be effective upon delivery or, if mailed, upon the first to occur of receipt of the expiration of three (3) days after deposit in the United States mail or with the overnight courier (or on the date when proper delivery is refused.)  Addresses for notices may be changed by any party by notice to all other parties in accordance with this Section.  Service of any notice on any one Borrower shall be effective service on the Borrower for all purposes.

To Lender:

To Borrower:

To Tenant:

                15.           Attorneys’ Fees.  If any lawsuit, judicial reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees, including the costs for any legal services by in-house counsel, in addition to costs and expenses otherwise allowed by law.

                16.           Miscellaneous Provisions.   This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.  This

Exhibit D, page 6

Agreement is governed by the laws of the State of California without regard to the choice of law rules of that State.  This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement by the Lender.  As used herein, the word “include(s)” means “include(s) without limitation,” and the word “including” means “including but not limited to.”  Lender, at its sole discretion, may but shall not be obligated to record this Agreement.

                17.           Arbitration; Judicial Reference.  Lender and Borrower have agreed in the Loan Agreement that any dispute shall be resolved by arbitration or judicial reference.  Therefore any controversy or claim between or among the parties hereto (including Tenant) which arises out of or relates to this Agreement, including any claim based on or arising from an alleged tort, shall also be determined by arbitration or judicial reference as set forth below.

                                (a)           Judicial Reference.  In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq.  The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association (“AAA”) in the same manner as arbitrators are selected in AAA-sponsored proceedings.  The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge.  Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                                (b)           Mandatory Arbitration.  After the Lender’s Deed of Trust has been released, fully reconveyed or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration.  The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA.  The arbitrator(s) shall give effect to statutes of limitation in determining any claim.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s).  Judgment upon the arbitration award may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                                (c)           Real Property Collateral.  Notwithstanding the provisions of Subsection (b), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, any obligation of Borrower to Lender is secured by real property collateral.  If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by judicial reference as provided in Subsection (a).

Exhibit D, page 7

                                (d)           Provisional Remedies, Self-Help and Foreclosure.  No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding.  The exercise of a remedy does not waive the right of a party to resort to arbitration or reference.  At Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

                                (e)           The parties agree that this arbitration and judicial reference provision shall not prohibit or limit summary proceedings to obtain possession of real property pursuant to Chapter 4 of the California Code of Civil Procedure (Section 1159 et seq.) as amended from time to time, or any similar law, statute or ordinance now or hereafter in effect.

                18.           Remedies Cumulative.         All rights of Lender herein to collect rents on behalf of Borrower under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Borrower or others.

                19.           Paragraph Headings.           Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

Exhibit D, page 8

NOTICE:  THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

TENANT:		,

	a	,

By:

Name:

Title:

BORROWER:		,

	a	,

By:

Name:

Title:

LENDER:		,

	a	,

By:

Name:

Title:

Exhibit D, page 9

EXHIBIT A

PROPERTY DESCRIPTION

Exhibit A to the Subordination, Non-Disturbance and Attornment Agreement and Tenant Estoppel

1

EXHIBIT B

IDENTIFY LEASE AND LIST ALL AMENDMENTS, SUPPLEMENTS, SIDE LETTERS AND OTHER AGREEMENTS AND MEMORANDA PERTAINING TO LEASE, PREMISES OR PROPERTY

Exhibit B to the Subordination, Non-Disturbance and Attornment Agreement and Tenant Estoppel

1

                                                                                              EXHIBIT C

LIST OF PURCHASE, EXPANSION, FIRST REFUSAL,EXTENSION AND RENEWAL OPTIONS

Exhibit C to the Subordination, Non-Disturbance and Attornment Agreement and Tenant Estoppel

1

                                                                                              EXHIBIT D

LIST ANY EXISTING DEFAULTS OR OFFSETS UNDER LEASE

Exhibit D to the Subordination, Non-Disturbance and Attornment Agreement and Tenant Estoppel

1

EXHIBIT E

MODIFIED LEASE TERMS

Exhibit E to the Subordination, Non-Disturbance and Attornment Agreement and Tenant Estoppel

1

ACKNOWLEDGMENT

STATE OF CALIFORNIA  )

COUNTY OF                                  )

                On                           before me, (***INSERT NAME OF NOTARY PUBLIC OR NAME AND TITLE OF OTHER NOTARIZING OFFICER***)                                          [, a Notary Public in and for the State of California,] personally appeared (***INSERT NAME(S) OF PERSON(S) SIGNING THE DOCUMENT***)                                                                   [and                                       ],  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(***Signature***)	(Space above for official notarial seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA  )

COUNTY OF                                  )

                On                                       before me, (***INSERT NAME OF NOTARY PUBLIC OR NAME AND TITLE OF OTHER NOTARIZING OFFICER***)                                               [, a Notary Public in and for the State of California,] personally appeared (***INSERT NAME(S) OF PERSON(S) SIGNING THE DOCUMENT***)                                            [and                                        ],  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(***Signature***)	(Space above for official notarial seal)

2

EXHIBIT E

MENU (WITH PRICES DELETED)

Exhibit E